An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

AMENDMENT NO. 10

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED September 24, 2021

REALYINVEST NNN, LLC

2000 PGA Blvd, Suite 4440

Palm Beach Gardens, Florida

www.realyinvest.com

		Series Membership Shares Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer	Proceeds to Other Persons

Series NNN-1	Per Share	$20	$0	$20.00	$0
	Total Maximum	$1,971,200	$0	$1,971,200	$0

(1)  The Company has not engaged a placement agent or dealer manager in connection with the Offering.

(2) We intend to distribute all offerings of membership interests in any series of the Company (referred to herein as “Shares” or individually, as a “Share”) principally through the RealyInvest™ platform, which is owned and operated by RealyInvest, Inc, (“RII”), and any successor platform used by the Company for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure”.  RealyInvest, Inc. is owned by Realy Holdings, Inc. (“Holdings”).

RealyInvest NNN, LLC, a newly formed Delaware series limited liability company (“we,” “us,” “our,” “RealyInvest NNN” or the “Company”) is offering a maximum (the “Total Maximum”) of Shares of each of the series of the Company, highlighted in gray in the “Master Series Table” section. This offering also covers the repurchase of any Shares pursuant to the Company’s Repurchase Plan.

The sale of Shares is being facilitated by the Company without a broker-dealer. It is anticipated that Shares will be offered and sold only in states where the Company is not required to use a registered as a broker-dealer and those states where the Company is registered or licensed as an issuer.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The membership interests of one or all of the Series described above may collectively be referred to herein as the “Shares” and each, individually, as an “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Shares Offered” for additional information regarding the Shares.

The Company is managed by RealyInvest, LLC, a Florida limited liability company (the “Manager”). The Manager is a single-member entity owned by Holdings.

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of triple net and double net leasable properties leased to single tenant corporate tenants such as McDonalds, Starbucks and AT&T, collectively referred to as the “Asset Class,” for the benefit of the investors.  The Series assets referenced in the “Master Series Table” section may be referred to herein, collectively, as the “Underlying Properties” or each, individually, as an “Underlying Property.” Any persons or companies which owns an Underlying Property prior to a purchase of an Underlying Property by the Company or a Series in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Property may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Underlying Properties.

Holdings or another party will serve as the property manager (the “Property Manager”) for each Underlying Property and provides services to the Underlying Properties in accordance with each Series’ asset management agreement.

This Offering Circular describes each individual Series found in the “Master Series Table” section.

The Shares represent an investment in a particular Series and thus indirectly the Underlying Property and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Property associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Shares and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale from the Company as a whole owning multiple Series and therefore owning and operating multiple properties

A purchaser of the Shares may be referred to herein as an “Investor” or “Member.”  There will be separate closings with respect to each Offering (each, a “Closing”). For each Series, the Manager will conduct daily Closings.  The Offering for any Series will terminate upon the earliest to occur of (i) the date subscriptions for the Total Maximum Shares for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion.  If no Closings for a Series have occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

We are only selling our Series NNN-1 shares in this Offering, however, following the qualification of this Offering, the Company plans to conduct additional offerings of additional shares in additional Series.  Only Shares in those Series set forth on the Master Series Table have been designated and are being offered at this time.  The NNN-1 Series has been established to allow persons who acquire Series NNN-1 shares in this Offering to own up to 100% indirect interest in the NNN-1 Property. This interest will be held indirectly by the NNN-1 Series through its ownership in NNN1 Series Subsidiary, LLC, a Delaware limited liability company which owns the Property (“Property NNN-1 Subsidiary”).

We intend for the NNN-1 Series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2021.  To assist the NNN-1 Series in qualifying as a REIT, our Operating Agreement (as defined herein), subject to certain exceptions, contains restrictions on the number of Series NNN-1 shares and the number of shares of the NNN-1 Series that a person may own.  Our operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Series NNN-1 shares. See "Description of Series NNN-1 shares - Operating Agreement - Restrictions on Ownership and Transfer."

This Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  In those states which require registration by the Company as an Issuer, the Company will either register as an issuer dealer or work with one or more broker-dealers licensed in those states.  The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Tristate Bank on behalf of North Capital Securities, the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Shares Offered” for additional information.

A purchase of Shares in a Series does not constitute an investment in either the Company or an Underlying Property directly, or in any other Series of Share.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Members and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company, each Series and the Underlying Properties.  Furthermore, because the Shares in a Series do not constitute an investment in the Company as a whole, holders of the Shares in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Property because, among other things, the Property Manager may receive a fee in respect of its management of the Underlying Property.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Property Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Property Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

There is currently no public trading market for any Shares, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Shares.

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Although the Company does plan to institute a Repurchase Plan, there can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on Page 27 of the Offering Circular.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Shares involves a high degree of risk. See “Risk Factors” on Page 27 for a description of some of the risks that should be considered before investing in the Shares.

TABLE OF CONTENTS

REALYINVEST NNN, LLC

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Shares only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Property” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Properties” or each, individually, as an “Underlying Property”. Any individuals, dealers or company which owns an Underlying Property prior to a purchase of an Underlying Property by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Property may be referred to herein as an “Asset Seller”.

Series / Series Name	Under-lying Property	Offering Price per Share	Maximum Offering Size	Opening Date (1)	Closing Date (1)	Status	Minimum Shares	Maximum Shares	Dividend rate(2)
Series NNN-1	Starbucks Marietta, OH	$20	$1,971,200	Q3 2021	Q3 or Q4 2021	Property Purchase closed on Sept. 20, 2021	985	98,560	Based upon available cash after payment of expenses

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Refers to the dividend rate paid on the Shares based upon the underlying lease payments.  This is not a guaranteed return.

OVERVIEW

This summary highlights some of the information in this prospectus.  It does not contain all of the information that you should consider before investing in our Series NNN-1 Shares.  You should read carefully the detailed information set forth under "Risk Factors" and the other information included in this prospectus.

Overview

We are a newly organized Delaware series limited liability company that has been formed to permit public investment in individual triple-net or double net (NNN or NN), single tenant commercial real estate properties (each, an “Underlying Property” or “Property”), each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability company interests, or Series, that we intend to establish.  Each Series we may establish in the future will be a separate Series and not itself a separate legal entity under Delaware law.  As a separate Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.  We intend for each Series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the first taxable year ending after the completion of the initial public offering of membership interests or “Shares” of such Series.

This is the initial offering of the Shares of the NNN-1 Series, which represent limited liability company interests of Series NNN-1 of our Company, or the NNN-1 Series.  We are selling only our Series NNN-1 Shares in this offering, but plan to offer Shares of additional Series in the future.  The NNN-1 Series has been established to allow persons who acquire NNN-1 Shares in this offering and own an indirect interest in a single tenant building with drive-through facility subject to a double net lease with Starbucks Corporation, located in La Porte, IN, (the “NNN-1 Property”).

The proceeds from this offering will be used to retire up to 100% of the amounts advanced on the Credit Facility to purchase the NNN-1 Property.  Proceeds from additional series offerings will be used to either (a) fund the acquisition of the related series property if such acquisition has not already taken place prior to the commencement of the Offering or (b) retire up to 100% of the amounts advanced under Credit Facility to acquire such property. The amount of debt not retired by the proceeds of this offering will be either held by Finance as continued debt under the Credit Facility or will be converted to Shares, at the price of $20 per share, in the sole discretion of Finance.  In addition, up to ten percent (10%) of the net proceeds from the offering of the Series NNN-1 shares may be held by the NNN-1 Series as working capital reserves. For additional information about the Property, see “Business and Property-Overview”.

The objective of the NNN-1 Series will be to maximize total returns to holders of our Series NNN-1 Shares through the payment of consistent cash distributions and the achievement of long-term capital appreciation in the Property.

We intend to elect and qualify each Series, including the NNN-1 Series, as a REIT under the Internal Revenue Code commencing with, in the case of the NNN-1 Series, its taxable year ending December 31, 2021.

Structure

Realy Holdings, Inc.
Realy Finance LLC
RealyInvest, Inc.
Platform Operator
RealyInvest, LLC
Manager
RealyInvest NNN, LLC
Platform
Offering Proceeds through RealyInvest Platform
NNN-1 Investors
Series NNN-1
Line of Credit Financing
NNN-1 Property

Business Strategy

The objective of the NNN-1 Series is to maximize total returns to holders of our Series NNN-1 Shares which purchased through the RealyInvest Platform.  We plan to do this through the payment of consistent cash distributions derived through rental income from the Underlying NNN-1 Property and the achievement of long-term capital appreciation in the Underlying NNN-1 Property.

To achieve this objective, the Manager will seek to maximize the cash flow from, and increase the value of, the Underlying Property by:

•maximizing leases with tenants;

•actively managing operating expenses; and

•improving the Underlying Property.

We expect that the Manager and Property Manager will seek to maximize value through the management of the NNN-1 Property, participating in various aspects of the operations of the Property, including marketing, operations analysis, capital improvements, tenant experience and overall strategic direction.

Financial Information

Rule 8-06 & Rule 3-14 requires the purchaser of a real estate operations to provide financial statements for the acquired property if the acquisition is consummated or probable, unless such property does not have a leasing history, such as a previously owner-occupied or newly constructed property.  Additionally, where the leasing history is less than three months, financial statements of the property are not required and therefore will not be included.

Although the acquisition of the NNN-1 property is complete, the Company did not and will not receive audited financial statements from the NNN-1 property seller.  Lessors which own properties are subject to NNN or NN leases typically do not have audited financial statements available for the properties they are selling and generally are not able to produce audited financial statements, particularly in the timeframe in which these purchase take place (typically within 30 days).  However, with respect to the NNN-1 Property, the Company has been provided financial information from the property seller, which includes unaudited income and expenses, for the six months the lease has been in effect.  This information is set forth in the section describing each identified property for each Series.  Unless otherwise noted this information will not be audited.

In addition, many of the lessees and/or corporate guarantors (as applicable) are publicly traded companies.  In such cases, the financial information of such lessees may be relevant and investors may review financial statements of such companies as set forth in their public filings.

RealyInvest Platform

The Series NNN-1 Shares and all other Shares will be offered through the RealyInvest Platform, which will be available on a mobile application (“App”).  Samples of the platform are set forth below

Our Financing Strategy

Each of the Underlying Properties will be acquired by a designated subsidiary using either funds from the sale of Series Shares offered in this Offering or funds from a revolving line of credit (“Credit Facility”) extended by Realy Finance, LLC, (“Finance”).  The proceeds from the sale of the Shares will be used to either acquire the property or retire up to 100% of the Credit Facility.  Any portion of the Credit Facility that is not paid off with the proceeds of the offering will either be carried by the particular Series, converted into series Shares or refinanced with conventional debt, such as bank financing (not to exceed 50% of the total value of the Property).  Our Manager will periodically review any use of third-party debt and the maximum amount of leverage  and may modify or eliminate such policies without the approval of holders of the applicable Series.

The Credit Facility features the following material terms:

•Each loan or advance will be specific to a Series and each Series will be the borrower related to such advance;

•The maturity date for each advance will be determined by Finance, but it is anticipated to be no less than twenty (20) years;

• The Series will be required to make interest only payments on the 15th day of each month equal to the amount of the unpaid advance on such date multiplied by the Dividend Rate related to such series.

•No principal payments shall be due prior to the Maturity Date.

•All unpaid advances and accrued but unpaid interest will be due in a single payment due on the Maturity Date.

•The Series may prepay the Credit Facility, in whole or in party, at any time.

•The obligations are non-recourse

•The Credit Facility is unsecured.

We will consider a number of factors when evaluating the level of indebtedness of each Series and making financial decisions, including, among others, the following:

•the extent to which the financing impacts the flexibility of the Asset Manager to manage the Property;

•our long-term objectives with respect to the financing;

•the NNN-1 Series' target investment returns;

•the ability of the Property to generate cash flow sufficient to cover budgeted capital expenditures, tenant improvements and expected debt service payments;

•our overall level of consolidated indebtedness;

Summary Risk Factors

An investment in our Shares involves various risks.  You should consider carefully the risks discussed below and under "Risk Factors" before purchasing our Shares.  If any of the following risks occur, the business, financial condition or results of operations of a Series could be materially and adversely affected.  In that case, the trading price of our Shares could decline, and you may lose some or all of your investment.

•Each Series will hold an interest in a single property, a non-diversified investment.

•The Properties, including the NNN-1 Property, are or will be subject to a lease and our financial condition, results of operations and cash flow could be materially and adversely affected once the master lease terminates or upon a default under the lease.

•We are employing a novel business model, which may make an investment in a Series difficult to evaluate as it is unique to the real estate industry.

•We are a technology based platform and as such are subject to the potential technological disruptions and errors.

•We and the Manager may not be able to successfully operate the Properties, including the NNN-1 Property, or generate sufficient operating cash flows to make or sustain distributions to the holders of our Shares.

•The leasing and other operational policies pertaining to each Series and the Properties, including the NNN-1 Series and NNN-1 Property, are subject to revision from time to time in our Manager’s discretion, which could diminish Member returns below expectations.

•Each Series, including the NNN-1 Series, may incur secured debt related to the particular Underlying Property.  If a Series incurs debt, such debt service obligations could adversely affect its overall operating results, may jeopardize such Series' qualification as a REIT, and could adversely affect the ability of the such Series to make distributions to the holders of our Shares, including the holders of the NNN-1 Shares.

•If a Series, including the NNN-1 Series, is unable to repay any of its debt obligations in the future, it may be forced to refinance debt or dispose of or further encumber the Property, which could adversely affect distributions to the holders of our Shares, including the Series NNN-1 Shares.

•Potential conflicts of interest may arise among our Manager and the Platform operator and their affiliates.

•Adverse economic or regulatory developments in the area where a Property, including the NNN-1 Property, is located could materially and adversely affect such Series, including the NNN-1 Series.

•We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the lease expire, which could materially and adversely affect a Series' financial condition, results of operations and cash flow, including the financial condition of the NNN-1 Series.

•We may not be able to control the operating costs or expenses of a Series, including the NNN-1 Series, even if income from the applicable Property decreases, causing the results of operations of such Series, including the NNN-1 Series, to be adversely affected.

•The holders of the Shares, including the NNN-1 Series Shares, do not elect or vote on our Manager and have limited ability to influence decisions regarding the businesses of the Series, including the NNN-1 Series.

•The holders of the Shares will have limited voting rights, will only have the right to vote on matters related to the applicable Series and will be bound by a majority vote of the holders of Shares of such Series.

•Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Shares, including the Series NNN-1 Shares.

•The failure of a Series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our such Series Shares.

Our Structure

We were formed as a Delaware series limited liability company on March 17, 2020.  The NNN-1 Series, a separate Series of our Company, was established on March 17, 2020 to allow persons who acquire Series NNN-1 Shares in this offering to own an indirect interest in the NNN-1 Property. We intend for the NNN-1 Series to elect and qualify to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2021.

In accordance with the Delaware Limited Liability Company Act (the “LLC Act”), the NNN-1 Series is, and each other Series we may establish in the future will be, a separate Series and not itself a separate legal entity. Section 18-215(b) of the LLC Act provides that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the assets of the NNN-1 Series include only its interest in the Property and the other assets held by the NNN-1 Series, including funds delivered for the purchase of Series NNN-1 Shares.

In addition, Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. We intend to have each Series, including the NNN-1 Series, invest in a separate Property Subsidiary that will hold the interests in the property to which such Series relates, and for each Series to otherwise conduct its business, enter into contracts and hold title to assets in its own name to the extent such activities are not undertaken through the applicable Property Subsidiary.

Following the purchase and sale transaction, the NNN-1 Series will own a 100% interest in each of the NNN-1 Subsidiary.

REIT Qualification

We intend for each Series to elect and qualify to be taxed as a REIT under the Internal Revenue Code commencing with its first taxable year.  We believe that the NNN-1 Series has been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT.  To qualify as a REIT, each Series must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of its shares.  If a Series fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which it failed to qualify as a REIT.  Even if the NNN-1 Series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property.  Any distributions paid by a Series generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations.

Restrictions on Ownership of our Shares

To assist each Series in qualifying as a REIT, our operating agreement, subject to certain exceptions, contains restrictions on the number of Shares that a person may own.  Our operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or in number of a Series Shares, whichever is more restrictive, of the outstanding Series Shares.  Our Manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of a Shares; provided, however, that our Manager may only waive the 9.8% ownership limit after it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize the Series' qualification as a REIT.

Our operating agreement also prohibits any person from, among other things:

•beneficially or constructively owning Shares that would result in the NNN-1 Series being "closely held" under Section 856(h) of the Internal Revenue Code, or otherwise cause the Series to fail to qualify as a REIT; and

•transferring our Shares if such transfer would result in Shares in a Series being owned by fewer than 100 persons.

In addition, our operating agreement provides that any ownership or purported transfer of Shares in violation of the foregoing restrictions will result in the Shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares.  If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

NNN-1 SERIES

The NNN-1 Property –

Pursuant to a Purchase and Sale Agreement, the NNN-1 Series purchased the land and building, café and drive-through facility, leased to Starbucks Corporation located in Marietta, Ohio which is the NNN-1 Property.  The closing of this transaction took place on September 20, 2021.  This property was built in 2020 and consists of 2112 rentable square feet.  This property is located at 702 Pike St., in Marietta, Ohio in an area of south-eastern Ohio that continues to experience steady growth and is located in an active retail corridor with visability along US State Route 7.  This recently opened store has six (6) months operating history and already demonstrates good vehicular and foot traffic.

Retail Rentable Square Feet	2112SF
Parking Spaces	42
% Occupied	100%
Year Built	2020

Lease

The NNN-1 Property is currently subject to a lease (“Lease”) with Starbucks Corporation (“Lessee”). The Lease commenced on December 1, 2020, has a term of 120 months and requires the Lessee to pay annual rent of $49 per square foot.

The Lease is guaranteed by the tenant, Starbucks Corporation, S&P rated BBB+. Starbucks has a market capitalization in excess of $65 Billion and operates more than 30,000 stores worldwide.  Financial information regarding Starbucks Corp. is available at www.sec.gov

The NNN-1 Property will be managed by RealyInvest, LLC.  RealyInvest, LLC does not charge a property management fee.  The property is currently covered by a roof warranty and current providers for common area maintenance and insurance will be retained.

Market Information

This NNN-1 Property is in the immediate area of a new Aldi supermarket, a Wal-Mart Supercenter and a Lowe’s Home Improvements.  It is also located near a new Tractor Supply Company, a Kroger supermarket, the 204 bed Marietta Memorial Hospital, Marietta College and Washington State Community College.  It is adjacent to seven travel hotels, including a Hampton Inn, Fairfield Suites, Comfort Suites and Quality Inn.  Traffic count on Pike Street immediately in front of the property is over 32,000 vehicles per day (VPD).  The NNN-1 Property is adjacent to the exit/entrances of the I-77 Expressway that has traffic of over 20,000 VPD.

Investors are encouraged to review publicly available information about similar properties at www.crexi.com, www.commercialexchange.com and www.costar.com, which provide rental information on similar properties in the general geographic area of the identified property. In addition, information regarding Starbucks Corp. the tenant and corporate guarantor is available at www.sec.gov.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Shares.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company: The Company is RealyInvest NNN, LLC, a Delaware series limited liability company formed March 17, 2020.

Underlying PropertiesSingle tenant commercial building described in Master Series Table.

Offered SharesAs set forth in Master Series Table.

Additional Underlying
Properties
and Offering Price

Per Share:The Company’s core business will be to establish one or more Series, including the NNN-1 Series, and with respect to each Series identify, acquire, manage and market individual commercial properties (NN or NNN) which are or will be leased to single corporate tenants (the “Underlying Property(ies)” or “Property(ies)”).

It is not anticipated that any Series would own any assets other than its respective Underlying Property, plus cash reserves for maintenance, management, insurance and other expenses pertaining to each Underlying Property and amounts earned by each Series from the monetization of the Underlying Property.

The Underlying Property for each Series and the Offering Price per Share for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership interests in a Series of the Company, including the Series NNN-1 Shares, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Shares in a Series will only have an interest in assets, liabilities, profits and losses pertaining to such Series and the specific Underlying Properties owned by that Series.  For example, an owner of Shares in Series NNN-1 will only have an interest in the assets, liabilities, profits and losses pertaining to the Series NNN-1 and the Series NNN-1 Property and all related operations.  See the “Description of Shares Offered” section for further details.  The Shares will be non-voting except with respect to certain matters set forth in the Operating Agreement and the Series Designation.  The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Property) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) Realy Holdings, (iv) the Manager, (v) the Property Manager, (vi) the Platform or (vii) the Underlying Property associated with the Series or any Underlying Property owned by any other Series of Shares.

Use of proceeds:The proceeds received by a Series from its respective Offering will be applied to either

(i) fully or partially funding the purchase of the Underlying Property related to such Series or (ii) paying down all or part of the revolving line of credit (“Credit Facility”) from Realy Finance, LLC (“Finance”) or other financing option which was used to fund the acquisition of the Underlying Property.  Except as otherwise noted, the unpaid principal balance of any such loans to affiliates of the Company accrue interest at a percentage equal to the dividend rate for such Series and will require monthly payment of interest at such rate (“Loan Payments”) on the unpaid principal balance.  Any conventional financing used will accrue and other loans and options accrue as described herein.

We estimate that the net proceeds from the offering of the Series NNN-1 will be used to retire the Credit Facility debt (subject to a working capital reserve of up to 10%).  Any portion of the debt not otherwise retired may either be carried by the Series NNN-1, converted into NNN-1 Shares or refinanced with conventional debt (not to exceed 50% of the value of the Underlying Property).  The Credit Facility will bear interest at a rate equal to the dividend rate for such series.

The balance of the net proceeds from a Series offering will be held by a Series to pay closing costs related to the purchase of the Underlying Property and to fund approximately 10% in working capital cash reserves.

If an Underlying Property has not been acquired prior to the closing of the Offering, we expect to consummate the purchase and sale transaction substantially concurrently with the completion of this offering.

The Manager will pay the offering expenses incurred in connection with the offering, including legal and accounting expenses associated with the filing of this Offering Memorandum and any amendments related hereto (collectively, the “Offering Expenses”) on behalf of each Series but may, in its sole discretion, use offering proceeds to reimburse itself for all or a portion of the Offering Expenses.  No portion of the offering proceeds will be used to cover Organizational Fees.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Manager:RealyInvest, LLC, a Florida limited liability company, will be the Manager of the Company and of each Series.

Advisory Board:The Manager may assemble an expert network of advisors with experience in the NNN and NNN real properties (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Properties, as well as other aspects of the Platform.

Minimum and

Maximum

Share purchase:The minimum subscription by an Investor is one (1) Share in a Series and the maximum subscription by any Investor is for Shares representing either 9.8% in value or in number of Shares of a Series, whichever is more restrictive, of the outstanding Shares of such Series.  Our Manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of Series Shares; provided, however, that our Manager may only waive the 9.8% ownership limit after it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize a Series' qualification as a REIT. The Manager may purchase Shares of any Series (including in excess of 10% of any Series), in its sole discretion. The purchase price, the Offering Price per Share times the number of Shares purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer up to a Total Maximum of Shares in each Series Offering as detailed for each Series highlighted in the Master Series Table. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of Shares in the table represents the actual Shares sold in each respective Offering.

Escrow Agent: North Capital Securities

Transfer Agent:KoreConx

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a closing with respect to that Investor.

On the last day of each month (or the next business day thereafter) until the Offering for such Series is terminated, the Manager will instruct the Escrow Agent to conduct a closing (each, a “Closing”), and those subscriptions made during such month will be accepted and the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:There will be separate Closings for each Series Offering. During the Offering Period for each Series, the Manager shall conduct dailyu Closings on the until the Offering of such Series is terminated upon the earliest to occur of (i) the date subscriptions for the Total Maximum Shares of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion.  If no Closings for a Series have occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular or any amendment related to a Series is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or

(ii) any date on which the Manager elects to terminate such Offering in its sole discretion.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 30-day lock-up period will commence starting the day of the Closing, before Shares in the particular Series may be transferred by any Investor in such Series or redeemed by the Company.

.

Operating expenses:Operating Expenses are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Property, including, but not limited to property management, upkeep, repairs and other expenses;

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Property, including insurance required for utilization at and transportation of the Underlying Property to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Property Manager).

The Manager or the Property Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Property, the Manager or the Property Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Property Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Property (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Shares to be issued in the applicable Series in order to cover such additional amounts.

No Series has generated any revenues and we don’t expect any Series to generate any revenue until mid 2021, if at all, and expect each Series to incur Operating

Expenses Reimbursement Obligations, or for the Manager or the Property Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance

of Shares:  A further issuance of Shares of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Property and cash reserves of that Series.  This may occur if the Series does not obtain financing or sufficient financing, take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Property Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Property Manager:The Manager will appoint a property management company, which may be Realy Holdings, Inc., a Delaware corporation and parent company of the Manager (the “Property Manager”), to serve as the property manager responsible for managing each Series’ Underlying Property as described in the Property Management Agreement for each Series.

Platform:Realy Holdings owns and operates a mobile app-based platform called RealyInvest.™ (the RealyInvest.™ platform and any successor platform used by the Company for the offer and sale of Shares (facilitated through the BOR), the “RealyInvest™ Platform” or the “Platform”) through which the Shares are sold.  Realy Holdings shall be entitled to receive a platform subscription fee of $2 per month from subscribers, or $10 for premium subscriptions.

Distributable Cash:Distributable Cash for a particular Series equals its gross rental income received under the terms of the lease related to the Underlying Property as determined under U.S. generally accepted accounting principles, (“GAAP”) or sale proceeds related to the sale of the Underlying Property less any un-reimbursed property expenses, Loan Payments and capital expenditures related to its Underlying Property.

Distribution Policy:We intend to make regular monthly distributions to holders of the Shares in each Series. Any distributions will depend upon our actual results of operations, liquidity, cash flows, financial conditions, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. See "Distribution Policy."

The Manager anticipates making monthly distributions of Distributable Cash, however, the Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Members of a Series. Any Distributable Cash generated by a Series from lease payments or liquidation proceeds related to an Underlying Property shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 90% (net of corporate income taxes applicable to that Series) by way of distribution to the Members of that Series, which may include the Asset Sellers of its Underlying Property or the Manager or any of its affiliates.

Timing of

Distributions:The Manager anticipates making monthly distributions of Distributable Cash remaining to Members of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Management Fees:The Manager does not intend to collect a Management Fee, but rather RII shall receive a membership fee ranging from $2.00 per month for a basic membership up to $10.00 for a premium membership and $10.00 per month for retirement programs.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Manager, or its affiliates, Realy Holdings, or the Property Manager, nor any current or former directors, officers, employees, partners, Members, members, controlling persons, agents or independent contractors of the Manager, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Property, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Property.

Transfers:The Manager may refuse a transfer by a Member of its Share if such transfer would result in

(a)  any person beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, Shares of a Series that would result in the Series being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Series to fail to qualify as a REIT;

(b)  Shares of the Series being owned by fewer than 100 persons (determined without reference to any rules of attribution);

(c) the assets of a Series being deemed plan assets for purposes of ERISA;

(f) a person, by virtue of the attribution provisions of the Internal Revenue Code, owing either more than 9.8% in value or in number of Shares, whichever is more restrictive, of the outstanding Shares of any Series;

(g) any Member holding in excess of 19.9% of a Series;

(h) more than 50% of the value of the outstanding Shares of the Series may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made

(i) a change of U.S. federal income tax treatment of the Company and/or a Series;

(j) a Series being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year); or

(j) the Company, any Series, the Manager, its affiliates, or the Property Manager being subject to additional regulatory requirements. Furthermore, as the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Shares may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Shares Offered – Transfer Restrictions” for more information.

Repurchase Plan:While you should view your investment as long-term, we have adopted a repurchase plan, whereby Members may request that we redeem up to 100% of their Shares on a monthly basis while this Offering is ongoing. Such redemption requests shall be honored only after a Member has held its Shares for at least 30 days.  The redemption price will be calculated based on the purchase price paid for such shares.  In connection with the any redemption of Shares, the Members shall be required to pay a redemption fee of $2.50 per request to cover transfer agent fees.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Member were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Shares. If any of these risks actually occurs, the value of the Shares may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Shares.

Potential Risks to the Shares Associated with COVID-19

There has been a global outbreak of COVID-19 (the “COVID-19 Outbreak”) which began in China and quickly spread throughout the world including the United States and Europe. As further described below, the COVID-19 Outbreak has led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets. On March 11, 2020, the World Health Organization declared COVID-19 to be a global pandemic. On March 13, 2020, President Trump declared a national state of emergency under the Stafford Disaster Relief and Emergency Assistance Act, which permits the use of up to $50 billion of Federal Emergency Management Agency (“FEMA”) funds to combat the pandemic, directs state governments to create emergency operations centers, hospitals to activate emergency preparedness plans, and gives the U.S. Secretary of Health and Human Services emergency authority to waive certain federal regulations to allow greater flexibility to hospitals and doctors in treating patients. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) providing for approximately $2.2 trillion of relief to states, businesses and individuals was enacted into law, including the initial funding of $349 billion for the Small Business Administration’s Paycheck Protection Program (“PPP”) providing loans to small businesses so that they can keep their workers on the payroll, with loan forgiveness available subject to certain conditions. On April 24, 2020, the Paycheck Protection Program and Health Care Enhancement Act was signed into law, adding $484 billion to existing programs that ran out of money or were considered underfunded (including $310 billion for the PPP), as well as new funding for hospitals and health care programs as well as additional testing.

The Federal Reserve has recently taken emergency action to further cut its benchmark rate down to a range of between 0% and 0.25%, to inject additional funds into the short-term lending markets and to implement quantitative easing and other measures to support financial institutions, other businesses and the credit markets. In addition, beginning in March 2020, the Federal Reserve in conjunction with the United States Treasury announced an extensive series of measures to provide liquidity and support to the economy, including but not limited to: open market purchases of certain securities; establishment of the Primary Dealer Credit Facility; establishment of the Primary Market Corporate Credit Facility for new bond and loan issuance, the Secondary Market Corporate Credit Facility to provide liquidity for outstanding corporate bonds, and the Term Asset-Backed Securities Loan Facility (“TALF”) to support the flow of credit to consumers and businesses via asset-backed securities; facilitating credit to municipalities by expanding the Money Market Mutual Fund Liquidity Facility and the Commercial Paper Funding Facility; supporting the PPP by supplying liquidity to participating financial institutions through term financing backed by PPP loans; and encouraging credit flows to small and mid-sized businesses with the purchase of up to $600 billion in loans through the Main Street Lending Program.  Central banks in Europe, the United Kingdom (the “UK”) and other countries are implementing similar and other measures to support financial markets. Although it cannot be predicted, additional action by the Federal Reserve as well as other federal and state agencies is possible in the near future.

Additionally, the U.S. federal government and many state and local governments adopted a number of emergency measures and recommendations in response to the COVID-19 Outbreak, including imposing travel bans, “shelter in place” restrictions, curfews, cancelling events, banning large gatherings, closing non-essential businesses, including, but not limited to bars, restaurants, movie theatres and gyms, and generally promoting social distancing (including in the workplace, which has resulted in a significant increase in employees working remotely). Across the country, moratoriums are in place in certain states to stop evictions and foreclosures in an effort to lessen the financial burden created by the COVID-19 Outbreak and various states have even promulgated guidance to regulated servicers requiring them to formulate policies to assist mortgagors in need as a result of the COVID-19 Outbreak. While some states have begun a phased relaxation of these measures, substantial restrictions on economic activity remain in place or, in some cases, have been re-imposed due to the rising incidence of infections. Although it cannot be predicted, additional policy action at the federal, state and local level may be implemented in the near future. The COVID-19 Outbreak (and any future outbreaks of COVID-19 or other similar pandemic) and resulting emergency measures have led (and may continue to lead) to significant disruptions in the global supply chain, global capital markets, the economy of the United States and the economies of other nations where an outbreak of COVID-19 has occurred or may occur. Concern about the potential effects of the COVID-19 Outbreak and the effectiveness of measures being put in place by governmental bodies and reserve banks at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools, restaurants and gyms and other organizations) to contain or mitigate its spread have adversely affected economic conditions and capital markets globally, and led to significant volatility in global financial markets. There can be no assurance that the containment measures or other measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on any particular Series Property. In certain U.S. cities and states, the COVID-19 Outbreak resulted in a near total cessation of all non-essential economic activities, with some businesses temporarily suspending operations and laying off employees, and many businesses including financial services companies permitting or requiring employees to work remotely. While non-essential economic activity is to some extent returning in certain jurisdictions, the timing of such return remains uncertain, and may vary substantially depending on the location and the type of activity or in some cases such activity may be halted or certain measures reversed. The disruption and volatility in the credit markets and the reduction of economic activity in severely affected sectors may continue for an extended period or indefinitely, and may worsen the recession in the United States and/or globally.

Furthermore, as a result of the measures discussed above, many organizations (including banks, trustees, servicers, courts and federal and state agencies) have either closed or implemented policies requiring their employees to work at home.  Such remote working policies are dependent upon a number of factors to be successful, including communications, internet connectivity and the proper functioning of information technology systems, all of which can vary from organization to organization..

Large parts of the United States were placed on lockdown as a result of the COVID-19 Outbreak, and retail, restaurants, travel, hotels, entertainment and leisure industries have had to close or restrict their operations.  These losses are continuing to spread into other industries. In addition, unemployment has reached extraordinarily high levels as a result of the COVID-19 Outbreak, notwithstanding relief efforts such as the PPP, and it is unclear when or to what extent such restrictions will be lifted or unemployment will abate. Although government programs have been, and are continuing to be, enacted, it is not possible to predict at this time the effectiveness of any such programs.  Lessors may be unable to make their monthly rental payments and may prioritize payment obligations other than their rent if they experience, or anticipate experiencing, a loss in income.  Business closures and unemployment rates may continue to rise in the near future or remain at high levels, which may result in an increase in delinquencies and defaults with respect to the leases and such increase could be substantial. This could adversely impact the performance of the Shares.

The COVID-19 Outbreak and any future outbreaks of the coronavirus disease (or any other disease or pandemic) may lead to further volatility in or disruption in the stock market and capital markets and may result in further government actions or policy decisions that may adversely affect the market value of the Properties and Shares. Furthermore, it is likely that the COVID-19 Outbreak and resulting disruption to economic conditions will further result in lessors experiencing financial hardships, which could result in an inability to make required lease payments and an increase in delinquencies. There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the impact of the COVID-19 Outbreak. There is little certainty as to when the COVID-19 Outbreak will peak or when it will abate, or when and to what extent the United States economy will recover from the disruption caused by the COVID-19 Outbreak. Even if the number of new cases reaches a plateau or begins to decline, the effects of the outbreak will continue for an indefinite period of time, and a new outbreak may occur at a later time. The disruption and volatility in the credit markets may continue for an extended period or indefinitely, and has led to a recession in the United States. Investors must consider and understand that the extent of the economic disruption and market volatility that has been, and may be, caused by the COVID-19 Outbreak could be as severe, or even more severe, than that of the 2008 financial crisis or other similar economic crises. These conditions may continue or worsen in the future.

Parts of the United States and other countries have begun to relax lockdowns, social distancing and other measures implemented as a result of COVID-19 Outbreak. Certain states and other regions have recently experienced increases in the number of cases of COVID-19 while other areas have experienced a decrease in the number of cases. Other outbreaks of COVID-19 or other coronavirus diseases may result from the gradual or abrupt easing of lockdowns and other mitigation or containment measures related to the initial outbreak of COVID-19, especially those measures related to restrictions on large gatherings both indoors and outdoors, such as re-opening schools, beaches, pools, parks, bars, restaurants and churches, among others. In addition, since late May 2020, there have been mass protests in cities across the United States and some instances of looting and riots that may contribute to the spread of COVID-19 in these communities and elsewhere, and these activities may continue for an indefinite period of time. The recent protests and civil unrest may also result in delays in certain businesses not opening or delaying the reopening of certain businesses or other economic disruptions. In the event of other COVID-19 or other coronavirus outbreaks, it is unclear whether the same mitigation or containment measures taken by various governments (including at the federal, state and local level) or businesses described herein will be continued or reimplemented, or if different measures will be implemented, and it is uncertain what impact such measures will have on the national or global economy. In addition, it is uncertain as to the degree to which certain businesses and activities will return as lockdowns and other mitigation or containment measures are eased or if another COVID-19 or other coronavirus outbreak occurs, which could exacerbate the effect of the pandemic.

In addition, the risks disclosed in this Offering Circular related to the occurrence and consequences of the 2008 financial crisis and other similar economic crises should be considered by investors also as potential consequences of the COVID-19 Outbreak, any of which could significantly and adversely affect rental payments on the Properties and, consequently, the Shares.

The long-term impacts of the social, economic and financial disruptions caused by the COVID-19 Outbreak are unknown. It is unclear when or if an effective vaccine and/or treatment will be available. While the U.S. Federal Reserve, the U.S. government and other governments have implemented unprecedented financial support or relief measures in response to concerns surrounding the economic effects of the COVID-19 Outbreak, the likelihood of such measures calming the volatility in the financial markets or addressing a long-term national or global economic downturn cannot be predicted. Certain economists have recently declared a global recession that likely began in February 2020 with the expectation that an economic contraction will continue through the third quarter of 2020. It is unclear how many lessors have been and will continue to be adversely affected by the COVID-19 Outbreak and if related efforts by federal, state and local governments to slow the spread of COVID-19 will continue to be successful. Regardless of the success of those efforts, it is expected that many lessors will be adversely affected to some degree by the COVID-19

Outbreak and related social distancing measures. You should expect that some lessors will not have the ability to make timely payments on their respective leases at some point as a result of the COVID-19 Outbreak, which, in turn, could result in delays in payments on, or potential losses in respect of, the Shares.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this Offering Circular are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Property

An Investor in an Offering will acquire an ownership interest in the Series of Shares related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) the Manager, (iv) the Property Manager, (v) the Platform or (vi) directly in the Underlying Property associated with the Series or any Underlying Property owned by any other Series of Shares.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Members and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Property Manager significant control over the Underlying Properties.  Furthermore, because the Shares in a Series do not constitute an investment in the Company as a whole, holders of the Shares in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.

There is currently no trading market for our securities and no such market is anticipated.

There is currently no public trading market for any Shares, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price. The Company does offer a repurchase program whereby the Company may repurchase some of the Shares on a periodic basis, but this may not provide the desired level of liquidity.

There may be state law restrictions on an Investor’s ability to sell the Shares.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Although offerings under Tier 2 of Regulation A are exempt from state registration, the states of Arizona, Florida, Nebraska, North Dakota, Texas, Washington, New York and New Jersey require that an issuer sell its securities through a broker-dealer or be licensed as an issuer in such state.  There may be significant state “Blue Sky” law restrictions on the ability of Investors to sell, and on purchasers to buy, our Shares.  In addition, Tier 2 of Regulation A limits qualified resales of our Shares to 30% of the aggregate offering price of a particular offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in December 2019 and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Property will increase or that any Underlying Property will be successfully monetized.

Neither the Company nor any Series has any assets or liabilities.

The Company and each Series were recently formed in March 2020.  At the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations (other than entering into a purchase option agreement for the Underlying Property for that Series), are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

We are employing a novel business model, which may make an investment in the NNN-1 Series difficult to evaluate as it is unique to the real estate industry.

We were formed to permit public investment in commercial real estate on a single-asset basis.  We are unaware of any public REIT that is currently attempting to implement a single-asset strategy and, as a result, no peer companies exist.  We cannot predict the extent to which investor interest in the Property will lead to the development of an active trading market for our Series NNN-1 shares or how liquid that market might become.  Similarly, we cannot predict the extent to which we will be able to successfully offer to investors shares of the Series we intend to establish in the future and, accordingly, there may be no comparable publicly-traded companies or shares against which you will be able to evaluate the performance of the NNN-1 Series and our Series NNN-1 shares.

We and the Property Manager may not be able to successfully operate the Underlying Property or generate sufficient operating cash flows to make or sustain distributions to the holders of our shares.

We expect the NNN-1 Series and each subsequent Series will complete the purchase and sale transaction substantially concurrently with the completion of this offering.  Following the completion of the purchase and sale, we and the Property Manager may not be able to successfully operate the Underlying Property or implement the operating policies and strategies of the respective Series successfully, which may affect our ability to make or sustain distributions to the holders of a Series’ shares.  Furthermore, there can be no assurance that we and the Asset Manager will be able to generate sufficient operating cash flows to pay operating expenses of the Series or the Property Subsidiaries and make distributions to the holders of the Series’ shares.

If a Series is unable to timely complete the purchase and sale transaction or at all, the Series will have no immediate designated use for substantially all of the net proceeds of this offering, and we may experience delays in locating and securing an attractive alternative investment and, as a result, the NNN-1 Series will have incurred substantial expenses without the holders of our Series NNN-1 shares realizing the expected benefits.

We intend for the NNN-1 Series to use the net proceeds from this offering to fund the purchase price for the NNN-1 Property, either directly or through the full or partial repayment of the credit line.  We cannot assure you that the NNN-1 Series or any other Series will acquire interests in Underlying Properties because the purchase and sale transaction is subject to a variety of factors, such as the satisfaction of closing conditions, including receipt of all necessary third-party consents and approvals.  If we are unable to complete the purchase and sale transaction, the Series will have no specific designated use for the net proceeds from this offering and investors will be unable to evaluate in advance the manner in which we invest, or the economic merits of the Underlying Property the Series may ultimately acquire with, the net proceeds. In addition, if a Series does not complete the purchase and sale transaction within the anticipated time frame or at all, we may experience delays in locating and securing an attractive alternative investment.  These delays could result in the Series' future operating results not meeting expectations and adversely affect its ability to make distributions to the holders of Series’ shares.

We are a newly formed company and subject to the risks of any newly established business enterprise.

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to create effective operating and financial controls and systems for our Company and each Series we may establish in the future or effectively manage our anticipated growth, including in connection with the additional Series we expect to establish in the future, any of which could have a material adverse effect on the business and operating results of the NNN-1 Series and each subsequent Series.

A Series' investment, leasing and other operational policies are subject to revision from time to time in our board's discretion, which could diminish Member returns below expectations.

A Series' investment in a property, the leasing of the property and other operational policies related to the day-to-day management of the Series business may be amended or revised from time to time at the discretion of our Manager, without a vote of our Members.  Such discretion could result in the Series shares failing to yield returns consistent with investors' expectations.

The consideration paid by us in exchange for our interests in the Property Co. may exceed the valuation that would have been determined by a third-party valuation expert engaged to determine an estimate of the fair market value of the Underlying Properties.

The amount of consideration we will pay for our indirect interest in the NNN-1 Property and in a subsequent Underlying Property was negotiated on an arm's-length basis, but neither us nor the current owners of the Property engaged any third-party valuation experts to determine the fair market value of the Underling Property. As a result, the consideration to be paid by us for the acquisition of the Underlying Property may exceed the valuation that would be determined by a third-party valuation expert engaged to determine an estimate of the fair market value of the Underlying Property.

The ability of a Series to make distributions to the members of that Series is subject to fluctuations in its financial performance, operating results and unanticipated capital improvements requirements.

In order for the NNN-1 Series and any subsequent Series to qualify for taxation as a REIT, it will be required to distribute at least 90% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains) each year to the holders of Series NNN-1 shares or the holders of the shares of any subsequent Series, as applicable.  To the extent the NNN-1 Series or any subsequent Series satisfies the 90% distribution requirement but distributes less than 100% of its taxable income, it will be subject to federal income tax on the retained taxable income.  In the event of downturns in its operating results, unanticipated capital improvements to the Property or other factors, the NNN-1 Series or such other Series may be unable to declare or pay distributions to the holders of Series NNN-1 shares or the members of a subsequent Series.  The timing and amount of distributions are in the sole discretion of our Manager, which will consider, among other factors, the Series' financial performance, any debt service obligations, any debt covenants, capital expenditure requirements and REIT distribution requirements.  We cannot assure you that we will generate sufficient cash from an Underlying Property in order to fund distributions to holders of a Series’ shares.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Shares.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Shares.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Properties through the issuance of further Series of Shares and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Shares, this may impact any Investors already holding Shares as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Shares of additional Underlying Properties.

There is substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

Although a number of well-established real estate crowdfunding platforms exist and have been successful, we believe our offering to be unique and our strategy to be different from other platforms.  The Company and the Shares may not gain market acceptance from potential investors, potential Asset Sellers or service providers within the real estate crowdfund or investment industry.  This could result in an inability of the Manager to operate the Underlying Properties profitably.  This could impact the issuance of further Series of Shares and additional Underlying Properties being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Properties, Investors would not receive any benefits which arise from economies of scale (such as management of multiple assets, financings and discounts on insurance.

Excess Operating Expenses could the materially and adversely affect the value of Shares and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Property of such Series, the Manager or the Property Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Property Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Property (“Operating Expenses Reimbursement Obligation(s)”), (c) obtain additional financing of Loans secured by the Underlying Property or (d) cause additional Shares to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Distributable Cash generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Shares are issued in a particular Series, this would dilute the current value of the Shares of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Shares of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Property Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Property Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Shares) is in part dependent on the ability of the Manager and the Property Manager to source, acquire and manage the Underlying Properties and for Realy Holdings to maintain the Platform.  The principals of the Manager and Property Manager are experienced real estate investors and operators of assets similar to the Underlying Properties, and have extensive investment and management experience.  However, the Manager and Property Manager as entities have only been in existence since 2019, and are early-stage startup companies, they have no significant operating history.

In addition, the success of the Company (and therefore, the Shares) will be highly dependent on the expertise and performance of the Manager and the Property Manager and their respective teams, the Property Manager’s network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Properties.  There can be no assurance that these individuals will continue to be associated with the Manager or the Property Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Properties and, in particular, their ongoing management and use to support the investment of the Members.

Furthermore, the success of the Company and the value of the Shares is dependent on there being a critical mass from the market for the Shares and that the Company is able to acquire a number of Underlying Properties in multiple Series of Shares so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Property.  In the event that the Company is unable to source additional Underlying Properties due to, for example, competition for such Underlying Properties or lack of Underlying Properties available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Properties through the issuance of further Series of Shares and monetizing them together with the Underlying Properties at the Membership Experience Programs to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Shares as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Shares for each Underlying Property.  Each Series of Shares will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Shares is segregated from the liability of Investors holding another Series of Shares and the assets of one Series of Shares are not available to satisfy the liabilities of other Series of Shares.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Shares as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Shares and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Shares.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Shares or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Shares, they will be borne proportionately across all of the Series of Shares (which may include future Series of Shares to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Shares and therefore, there is a risk that a Series of Shares may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Shares received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Shares could be materially and adversely affected.

The highly automated nature of the Platform through which potential investors may acquire or transfer Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Properties.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Property Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Property Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Property Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Properties, which could have a material negative impact on the value of Shares or the potential for distributions to be made on the Shares.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Property Manager, the Manager, the Company, and the Platform and the Company could lose Investors.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Properties through the issuance of further Series of Shares and monetizing them at the Membership Experience Programs.

System limitations or failures could harm our business and may cause the Property Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or trading windows, through the Platform and during Trading Windows, resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Property Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial offering, when volume of subscriptions has rapidly increased. In these cases, the Property Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Shares underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Shares.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Manager may provide content or posts ads about the Company or a Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Shares.

Certain provisions of our operating agreement could hinder, delay or prevent a change of control of the Property.

Certain provisions of our operating agreement could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Property.  These provisions include the following:

•Authorization of additional shares, issuances of authorized shares and classification of shares without Member approval.  Our operating agreement authorizes us to issue additional shares or other securities of each Series for the consideration and on the terms and conditions established by our Manager without the approval of any holders of our shares.

•Ownership limitations.  To assist each Series in qualifying as a REIT, our operating agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or in number of Shares, whichever is more restrictive, of the outstanding Shares of any Series. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series’ shares.  The ownership limits could have the effect of discouraging a takeover or other transaction in which Members might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Risks relating to the Offerings

We are offering our Shares pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Shares less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Shares, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Properties and create economies of scale, which may adversely affect the value of the Shares or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager require its registration as a broker-dealer, the Manager may be required to cease operations and any Series of Shares offered and sold without such proper registration may be subject to a right of rescission.

The sale of Shares is being facilitated by the Company in those states in which the sale of securities does not require registration of an issuer or use of a registered broker-dealer. For the avoidance of doubt, the Company will not solicit purchases and will not make any recommendations regarding the Shares in such states.  Neither the Company, the Manager nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Shares. If a regulatory authority determines that the Company or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Shares on the Platform, the Company or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Properties.  In addition, if the Company or Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Shares offered and sold while the Company or Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Property Manager and may divert attention from management of the Underlying Properties by the Manager and Property Manager or could cause Property Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  However, an exemption exists for issuers which engage a transfer agent.  If we were to lose our transfer agent and also have shares in any Series being held of record by more than 2,000 persons or 500 non “accredited investors”, then we would be required to register under the Exchange Act.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Properties by the Manager.

If the Company were to be required to register under the Investment Company Act or the Manager or the Property Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Property Manager may be forced to liquidate and wind up each Series of Shares or rescind the Offerings for any of the Series or the offering for any other Series of Shares.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Property Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Property Manager have taken the position that the Underlying Properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act and the Manager and the Property Manager are not and will not be advising with respect to securities under the Investment Advisers Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  The only assets which each Series will hold is real property, which will be held through wholly owned subsidiaries which comply with the 40% test in accordance with Section 3(a)(1)(C).  These subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act because they likewise will not be engaged in the business of investing, reinvesting or trading in securities and furthermore will qualify for an exemption set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in or qualifying real estate assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires entities relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets

In that the Company’s investment model will be for each Series to invest in and own Underlying Properties which are commercial real estate properties and therefore qualifying real estate assets, we believe that the investment by our wholly owned subsidiaries will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that the Company or a Series were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

If the Company were to be required to register under the Investment Company Act or the Manager or the Property Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Property Manager may be forced to liquidate and wind up each Series of Shares or rescind the Offerings for any of the Series or the offering for any other Series of Shares.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Shares of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to the Real Estate Business in General

The profitability of Underlying Properties is uncertain.

We intend to acquire commercial properties for each Series selectively. Acquisition of Underlying Properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated rental income or sales price and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Adverse economic and geopolitical conditions in general and in the Underlying Property real estate markets in particular could have a material adverse effect on a Series' results of operations, financial condition and the Series' ability to make distributions to holders of our shares.

A Series' business may be affected by the volatility and illiquidity in the financial and credit markets, a general global economic recession, and other market or economic challenges experienced by the real estate industry or the U.S. economy as a whole.  A Series' business may also be materially and adversely affected by local economic conditions, as substantially all of a Series' revenues are derived from the respective Underlying Property.  Because a Series' sole asset will be its indirect interest in a single commercial real estate (as compared to a diversified real estate portfolio), if economic conditions persist or deteriorate, then the Series' results of operations, financial condition and ability to service current debt and to make distributions to the holders of a Series’ shares may be materially and adversely affected by the following, among other potential conditions:

•an oversupply of, or a reduced demand for, single tenant buildings;

•the inability or unwillingness of tenants to pay rent increases;

•economic conditions that could cause an increase in our operating expenses, such as increases in property taxes, utilities, compensation of on-site associates and routine maintenance;

•A Series' ability to borrow, directly or through the Property Subsidiary, on terms and conditions that we find acceptable, or at all, may be limited, which could reduce a Series' ability to refinance existing debt, and increase a Series’ future interest expense; and

•reduced liquidity in debt markets and increased credit risk premiums for certain market participants may impair a Series' ability to access debt capital.

These conditions may continue or worsen in the future, which could have materially and adversely affect a Series' results of operations, financial condition and ability to make distributions to the holders of a Series shares.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, the ability of a Series to respond to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of an Underlying Property could have an adverse effect on a Series financial condition and the results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Underlying Properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses where necessary. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent a Series purchases an Underlying Property in such a market, that Series is subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, returns will be lower and the value of that asset may not appreciate or may decrease significantly below the amount paid for such asset.

A Underlying Property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, the ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. The income from an Underlying Property will be adversely affected if a tenant is unable to pay rent or if the Underlying Property cannot be rented on favorable terms. An Underlying Property is linked to economic conditions in the regions where such property is located and in the market for commercial real estate space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of income from such Underlying Property and the amount of cash available for distributions and thus affect the amount of distributions made with respect to such Series.

We depend on tenants for revenue and therefore revenue depends on the success and economic viability of tenants.

Each Series will be highly dependent on income from tenants. The financial results of an Underlying Property and therefore a Series will depend on leasing space in the Underlying Property to tenants on economically favorable terms.

In the event of a tenant default, a Series may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting our investment and re-letting such property. A default would cause the Series to lose the revenue associated with such lease and cause the Company to have to find an alternative source of revenue. Therefore, lease payment defaults by tenant(s) could cause a Series to reduce the amount of distributions to Members.

The Company may not make a profit if it sells an Underlying Property.

The prices that the Property Manager can obtain when it determines to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that a Series will not realize any significant appreciation on an Underlying Property. Accordingly, a Member’s ability to recover all or any portion of its investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Individual Underlying Properties are not diversified.

Each series is tied to a single Underlying Property and it is not anticipated that any Series would own assets other than its respective Underlying Property plus potential cash reserves for maintenance, insurance and other expenses pertaining to the Underlying Property and amounts earned by such Series from rental income received with respect to the Underlying Property. Therefore, an investment is not diversified geographically or by type of property. The performance of a Series is therefore linked to economic conditions in the region in which the Underlying Property is located and the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the region in which an Underlying Property is located and in the market for real estate properties, such conditions could result in a reduction of a Series’ income and cash to return capital and thus affect the amount of distributions that can be made. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Competition with third parties in acquiring and operating properties may reduce profitability.

The Company competes with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which the Company may operate, that will compete with us in acquiring commercial properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable NNN or NN commercial real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms for subsequent Series. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our Underlying Properties may exceed fair market value.

The consideration that is paid for an Underlying Property will be based upon numerous factors, and the target acquisitions may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that is paid for any Underlying Property or its appraised value will be a fair price, that the Series will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any Underling Asset will meet acceptable risk profiles. The Property Manager may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, investments in our targeted Underlying Properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our Underlying Properties to generate positive cash flow or to appreciate in value would likely preclude our Members from realizing a return on their Share ownership.

There is no assurance that the real estate investments of any Series will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the Underlying Properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more Underlying Properties in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for an Underlying Property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. A Series may be unable to realize investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Property Manager’s discretion.

The Property may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

Although each Series will obtain title insurance insuring against losses that may arise in connection with any liens, encumbrances or other title defects not listed as exceptions to coverage on the title policy, the Property may be subject to other unknown or contingent liabilities which could cause the Series to incur substantial costs for which the Series may have no recourse, or only limited recourse, against the Seller. The Seller's representations and warranties provided under the purchase and sale agreement relating to the purchase and sale transaction are limited in scope and survive for a period of 180 days after the closing.  In addition, the purchase and sale agreement provides that Sellers and affiliated or related parties will only be liable for breaches of Seller's representations and warranties if the amount of losses arising from such breaches.  There is no guarantee that a Series would recover any amounts with respect to losses due to breaches by Seller of its representations and warranties or arising out of successor liability from pre-closing liabilities.  In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with the Property may exceed expectations, and the Series may experience other unanticipated adverse effects, all of which may adversely affect the Series' financial condition, results of operations, and ability to make distributions to the holders of the Series’ shares.

Uninsured and underinsured losses could result in a loss of capital.

We intend for the Property Subsidiaries to maintain comprehensive insurance on the Underlying Property, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by multi-family property owners.  There are no assurances that coverage will be available at reasonable rates.  Various types of catastrophic losses, such as floods and losses from terrorist activities, may not be insurable or may not be economically insurable.  Further, lenders may require such insurance and the failure of the Property Subsidiaries to obtain such insurance could constitute a default under loan agreements of the Series or its subsidiaries.

In the event of a substantial loss, the Property Subsidiaries' insurance coverage may not be sufficient to cover the full current market value or replacement cost of its lost investment.  Should an uninsured loss or a loss in excess of insured limits occur, the Series could lose all or a portion of the capital it has invested in the Underlying Property, as well as the anticipated future revenue from the Underlying Property.  In that event, a Series or its subsidiaries might nevertheless remain obligated for any mortgage debt or other financial obligations related to the Underlying Property.  Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds received to replace or renovate the Underlying Property after it has been damaged or destroyed.  Under those circumstances, the insurance proceeds the Property Owner receives might be inadequate to restore its economic position on the damaged or destroyed property.

Risks Related to Financing

The Company might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

The Company, or one or more Series, may obtain lines of credit and long-term financing that may be secured by one or more of the Underlying Properties. As with any liability, there is a risk that the Series may be unable to repay its obligations from the cash flow of the Underlying Properties. Therefore, when borrowing and securing such borrowing with assets, there is a risk of losing such assets in the event the Series is unable to repay such obligations or meet such demands.

The Manager has broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

The Manager will try to fund the entire acquisition of an Underlying Property through the proceeds of the offering of a Series, however, the maximum amount of leverage with respect to a Series and Underlying Property is estimated to be 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of the Underlying Property. High debt levels would cause the Company to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash available for distribution and could result in a decline in the value of our investors’ investments.

Noncompliance with environmental laws and releases of hazardous substances could subject a Series to fines and liabilities, which could adversely affect its operating results.

Each Underlying Property will be subject to various federal, state and local environmental laws.  Under these laws, courts and government agencies have the authority to require the Property Subsidiary, as owner or operator of a contaminated property, to clean up the Underlying Property and incur associated costs, even if we did not know of or were not responsible for the releases of the contamination.  These laws also apply to persons who owned or operated a property at the time that it became contaminated, and therefore it is possible that the Property Subsidiary could incur these costs even after it sells the Underlying Property.  In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral or to sell the property.  Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that property if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for personal injury, as well as for damage to property and to natural resources caused by contamination.  For instance, a person exposed to asbestos while in a property may seek to recover damages if he or she suffers personal injury from the asbestos.  Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities.  An example would be laws that require a business using chemicals (such as swimming pool treatment chemicals) to manage them carefully and to notify local officials that the chemicals are being used.

The Property Subsidiaries could be responsible for any of the costs discussed above.  The costs to clean up a contaminated property, to defend against a claim, to satisfy a judgment or pay a penalty, or to comply with environmental laws could be material and could adversely affect the funds available for distribution.

As a result, the Property Subsidiaries and the Series may become subject to material environmental liabilities.  We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities on the Property Subsidiaries or the Series, or (2) the environmental condition of the Property will not be affected by the condition of the properties in its vicinity or by third parties unrelated to us.

Any secured debt obligations incurred will expose a Series to increased risk of property losses to foreclosure, which could adversely affect its financial condition, cash flow and ability to satisfy its other obligations and make distributions to the holders of Series’ shares.

Incurring mortgage or other secured debt increases the risk of property losses, because any defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately the loss of the property securing the loan.  For tax purposes, a foreclosure of the Underlying Property would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds the Series' tax basis in the Property, the NNN-1 Series would recognize taxable income on foreclosure but would not receive any cash proceeds.  As a result, we may be required to identify and the respective Series may be required to utilize other sources of cash for distributions of that income to the holders of such Series.  Furthermore, we expect that any such sources of additional cash will be limited in light of the fact that we expect the Underlying Property to be the sole real estate asset owned and generated by such Series.

Capital expenditure requirements at the Property may be costly and require the Series to incur debt, postpone improvements, reduce distributions or otherwise adversely affect the results of its operations.

The Property will have an ongoing need for renovations and other capital improvements, including replacement, from time to time, of furniture, fixtures and equipment.  The costs of renovations and capital improvements could adversely affect a Series' financial condition, results of operations, and the Series' ability to make distributions.

Risks Related to Ownership of our Shares

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Shares.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Shares. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Property.

The offering price for the Shares determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Shares can be traded publicly.

The price of the Shares is a derivative result of the purchase price for the Underlying Property and the effect of any debt financing on the Underlying Property.  The purchase price will generally be based upon prevailing market conditions, cap rates and the capital stack, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Property.  These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

If a market ever develops for the Shares, the market price and trading volume of our Shares may be volatile.

Although the Company does not plan to list the Shares on an exchange or trading platform, if a market for the Shares does develop, the market price of the Shares could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Property or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Shares may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Shares will not accrue interest while in escrow.

The funds paid by a subscriber for Shares will be held in a non-interest-bearing escrow account by the Escrow Agent until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Shares will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the Company is not registered.  If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If a Member were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Shares. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

U.S. Federal Income Tax Risk Factors

Failure of each Series to be classified as a separate entity for U.S. Federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Series NNN-1 Shares.

We intend to treat each Series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  Consistent with this approach, the Internal Revenue Service, or the IRS, has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification ("check-the-box") rules.  Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge our treatment of each Series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, we expect that the series LLC organization would be treated as a single corporation that has elected and operated to be taxed as a REIT for U.S. federal income tax purposes.  In that event, the timing, amount and character of distributions to holders of Series’ Shares could be adversely impacted and the ability of the series LLC organization to be taxed as a REIT could be adversely impacted because the activity of each Series would be aggregated as the activities of a single REIT.

The failure of the NNN-1 Series or any subsequent Series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution.

The NNN-1 Series has been organized and intends to operate in a manner that will enable it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021.  Each subsequent Series will also be organized and operate in a similar manner.  The NNN-1 Series has not requested and does not intend to request a ruling from the IRS, that it will qualify as a REIT.  Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder for which there are limited judicial and administrative interpretations.  To qualify as a REIT, each Series must meet, on an ongoing basis, various tests regarding the nature and diversification of its assets and its income, the ownership of its outstanding shares, and the amount of its distributions.  The ability of a Series to satisfy these asset tests depends upon an analysis of the characterization and fair market values of its assets, some of which are not susceptible to precise determination, and for which it will not obtain independent appraisals.  A Series' compliance with the REIT income and quarterly asset requirements also depends upon its ability to manage successfully the composition of its income and assets on an ongoing basis.  Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for the NNN-1 Series to qualify as a REIT.  Thus, while the NNN-1 Series and each subsequent Series intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances, no assurance can be given that such Series will so qualify for any particular year.

If a Series fails to qualify as a REIT in any taxable year, and it does not qualify for certain statutory relief provisions, such Series would be required to pay U.S. federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates, and distributions to holders of a Series’ Shares would not be deductible by it in determining its taxable income.  In such a case, the Series might need to borrow money, sell assets, or reduce or even cease making distributions in order to pay its taxes.  The Series' payment of income tax would reduce significantly the amount of cash available for distribution to holders of Series’ Shares.  Furthermore, if a Series fails to maintain its qualification as a REIT, the Series no longer would be required to distribute substantially all of its net taxable income to holders of Series’ Shares.  In addition, unless the Series is eligible for certain statutory relief provisions, it could not re-elect to qualify as a REIT until the fifth calendar year following the year in which it failed to qualify.

Complying with the REIT requirements may cause a Series to forego and/or liquidate otherwise attractive investments.

To qualify as a REIT, each Series must ensure that it meets the REIT gross income tests annually.  In addition, each Series must ensure that, at the end of each calendar quarter, at least 75% of the value of its total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities.  Any investment in securities (other than government securities, securities of corporations that are treated as taxable REIT subsidiaries or “TRSs” and qualified REIT real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, in general, no more than 5% of the value of the assets of the Series (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of the total securities of the Series can be represented by securities of one or more TRSs.  See “U.S. Federal Income Tax Considerations-Requirements for Qualification-General-Asset Tests.” If a Series fails to comply with these asset requirements at the end of any calendar quarter, it must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification and suffering adverse tax consequences. In addition, under applicable provisions of the Code regarding prohibited transactions by REITS, any net income that the Series derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. See “U.S. Federal Income Tax Considerations-Requirements for Qualifications-General-Prohibited Transactions.”

To meet these tests, each Series may be required to take or forgo taking actions that it otherwise would otherwise consider advantageous.  For instance, in order to satisfy the gross income or asset tests applicable to REITs under the Internal Revenue Code, the Series may be required to forego certain investments that it otherwise would make.  In addition, in order to avoid the imposition of a 100% tax in connection with a prohibited transaction, the Series may be required to forego the sale or disposition of certain investments that it otherwise would undertake. Furthermore, the Series may be required to make distributions to holders of Series shares at disadvantageous times or when it does not have funds readily available for distribution.  These actions could have the effect of reducing the Series’ income and amounts available for distribution to holders of Series’ shares.  Thus, compliance with the REIT requirements may hinder the investment performance of the Series.

The REIT distribution requirements could require the Series to borrow funds during unfavorable market conditions or subject it to tax, which would reduce the cash available for distribution.

In order to qualify as a REIT, a Series must distribute to holders of such Series’ Shares, on an annual basis, at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains.  In addition, the Series will be subject to U.S. federal income tax at regular corporate rates to the extent that it distributes less than 100% of its net taxable income (including net capital gains) and will be subject to a 4% nondeductible excise tax on the amount by which its distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws.  Each Series intends to distribute its net income to its Members in a manner intended to satisfy the REIT 90% distribution requirement and to avoid U.S. federal income tax and the 4% nondeductible excise tax.

In addition, taxable income of a Series may exceed its net income as determined by generally accepted accounting principles, or GAAP, because, for example, a Series may incur nondeductible capital expenditures or be required to make debt or amortization payments.  As a result of the foregoing, the Series may generate less cash flow than taxable income in a particular year and it may incur U.S. federal income tax and the 4% nondeductible excise tax on that income if it does not distribute such income to holders of such Series’ Shares in that year.  In that event, the Series may be required to use cash reserves, incur debt or liquidate assets at rates or times that it regards as unfavorable or make a taxable distribution of its shares in order to satisfy the REIT 90% distribution requirement and to avoid U.S. federal income tax and the 4% nondeductible excise tax in that year.

Even if a Series qualifies as a REIT, it may incur tax liabilities that reduce its cash flow.

Even if a Series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income and assets, including taxes on any undistributed income, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes.  See "U.S. Federal Income Tax Considerations—Taxation of REITs in General." In addition, any TRSs owned by a Series will be subject to U.S. federal, state and local corporate income taxes.  Any taxes paid by the Series or its TRSs would decrease the cash available for distribution.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of a Series.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of a Series’ shares that are individuals, trusts and estates is 20%.  Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income.  Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Series NNN-1 shares.

The ability of the Manager to revoke the REIT election of a Series without the approval of holders of such Series Shares may cause adverse consequences to holders of Series’ shares.

Our operating agreement provides that the Manager may revoke or otherwise terminate the REIT election of the NNN-1 Series and any subsequent Series, without the approval of holders of such Series’ Shares, if the Manager determines that it is no longer in the best interest of such Series to continue to qualify as a REIT.  If a Series ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to holders of the Series’ Shares, which may have adverse consequences on its total return to holders of Series’ Shares.

Legislative or regulatory tax changes related to REITs could materially and adversely affect our businesss.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect.  We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively.  The NNN-1 Series and holders of Series NNN-1 shares could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various tax risks.

Although provisions of the Internal Revenue Code generally relevant to an investment in Series NNN-1 shares are described in "U.S. Federal Income Tax Considerations," you should consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in Series NNN-1 Shares.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Shares, in particular, in relation to the Company, the Property Manager, the Manager and the Underlying Properties.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Shares.

There are conflicts of interest between the Company, the Manager, the Property Manager and their affiliates.

We expect that Realy Holdings Inc. (“Holdings”) will provide acquisition, property management, consulting, and other services to our Manager and the Company. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some, but not all, of the conflicts inherent in our Company’s transactions with the Manager, Holdings and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager, RII, Holdings and their respective affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Shares. See “Conflicts of Share”.

The interests of the Manager, Holdings and their principals and other affiliates may conflict with the interests of the Shares Holders.

The Company’s Operating Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between the interests of the Members and those of the Manager, Holdings and their principals and affiliates. Potential conflicts of interest include, but are not limited to, the following:

-the Manager, Holdings, and their respective principals and/or affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

-the Manager, Holdings, and their respective principals and/or affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and Members will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

-we may engage the Manager, Holdings or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis;

-a Series may acquire an Underlying Property that is owned by the Manager, Holdings, or their respective principals and/or affiliates; and

-the Manager, Holdings, and their respective principals and/or affiliates are not required to devote all of their time and efforts to our affairs.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such Shares and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Shares.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, Holdings and their respective employees or affiliates.

An Asset Seller may retain partial ownership of an Underlying Property and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Shares acquired as part of a sale of an Underlying Property (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or Holdings regarding an Underlying Property (e.g., by encouraging the liquidation of such Underlying Property so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Property and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Property relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses.

Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Shares to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Members of that Series than the dilution incurred from the issuance of additional Shares.

The Manager determines the timing and amount of distributions made to Investors from Distributable Cash of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to Holdings, since payments to Holdings are only made if distributions of Distributable Cash are made to the Investors. Since an affiliate of the Manager has been appointed Holdings, the Manager may thus be incentivized to make distributions of Distributable Cash more frequently and in greater quantities rather than leaving excess Distributable Cash on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Ownership of multiple Series of Shares.

The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Shares prior to the liquidation of an Underlying Property, in the future, they may, from time to time, transfer these interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Shares held by the Investors (e.g., driving price down because of supply and demand and over availability of Shares).  This ownership in each of the Series of Shares may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Shares (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Shares, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Shares).

Allocations of income and expenses as between Series of Shares.

The Manager may appoint a single property manager, which may be Holdings, to service the entire portfolio of Underlying Properties.  Although appointing one property manager may reduce cost due to economies of scale, such property manager may not necessarily be the most appropriate for a particular Underlying Property.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Properties as a whole or those of one particular Underlying Property.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Shares and certain Series of Shares may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, Holdings and the Investors.

The Manager may, in its sole discretion, acquire Shares, at the same terms as all other Investors.  If there is a lack of demand for Shares in a particular Series during such Series’ initial offering, the Manager in its sole discretion may acquire additional Shares (at the same terms as all other Investors) in order for an offering for such Series of Shares to have a Closing. The Manager or its affiliates have in the past “topped-off” an offering of Series of Shares, such that a Closing with regards to such offering could occur. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager will determine whether or not to liquidate a particular Underlying Property, should an offer to acquire the whole Underlying Property be received.  As Holdings or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Shares connected with an Underlying Property, they may be incentivized not to realize such Underlying Property even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Property.  Furthermore, when determining to liquidate an Underlying Property, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Property that is in the best interests of a substantial majority but not all of the Investors.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Shares Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

The Company, Holdings, the Manager, and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, Holdings and their respective affiliates, including other series LLC entities of Realy Holdings and other Series of Shares (collectively, the “Realy Parties”).  Because legal counsel represents both the Company and the Realy Parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Realy Parties, legal counsel may represent the Realy Parties and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the Realy Parties with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Shares in connection with any Offering and will not be representing the members of the Company other than the Manager and Realy Holdings, although the prospective Investors may rely on the opinion of legality of legal counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Realy Parties.

The officers and directors of Realy Holdings, which is the sole member of the Manager and serves as Holdings for the Company, are also officers and directors and/or key professionals of other Realy Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Realy Parties, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Realy Parties and other business activities in which they are involved. Realy Holdings currently serves as the asset manager for multiple entities with similar strategies. These separate entities all require the time and consideration of Realy Holdings and affiliates, potentially resulting in an unequal division of resources to all Realy Parties. However, we believe that Realy Holdings have sufficient professionals to fully discharge their responsibilities to the Realy Parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Shares the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Shares in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its assigns may acquire Shares in any Offering. In all circumstance, the Manager or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS – Series #NNN-1

We estimate that the gross proceeds of the Series Offering (including from Series Shares acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
	Equity Portion of the #NNN-1(1)	$1,971,200	100%
	Cash on Series Balance Sheet	-	-
	Offering Expenses (2)	-	-
Acquisition Expenses (3)	Improvements & maintenance	-	-
	Furnishings and Fixtures	-	-
	Marketing	-	-
	Real Estate Commissions	-	-
	Total Fees and Expenses	$1,971,200	100%
	Total Proceeds	$1,971,200	100%

(1) Purchase Price was $1,971,200 and amount borrowed on Credit Facility was $1,971,200.  The proceeds will be used to retire, in whole or in part, the amounts borrowed against the Credit Facility.

(2)The Manager will not be reimbursed for any expenses incurred in connection with the acquisition of the asset.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into a Real Estate Purchase Contract for the Underlying Property in the Use of Proceeds Table. A copy of the Real Estate Purchase Contract is attached as Exhibit 6.3 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Shares will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Underlying Property, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Offering Expenses, and (ii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Shares are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses.

DESCRIPTION OF SERIES NNN-1

Investment Overview

The Series # NNN-1 has purchased the identified property as set forth below (the “NNN-1 Asset”), the specifications of which are set forth below.

Asset Description

Series NNN-1
Property Type	Land, building and drive-through facility
Location	Marietta, OH
Size	2112 SF (building); .713 acre (land)
Tenant	Starbucks Corporation
Lease Term	10 years with 4 5-year options
Rental Increases	10% every 5 years
Cap Rate	5.25%*
Depreciation	Unknown
Agreement Type	NN Lease
Beginning Date of Agreement	December 1, 2020
Expiration Date of Agreement	November 31, 2030
Purchase Price	$1,971,200
Equity Portion	100%
Debt Portion	0%

*   The “Cap Rate” (capitalization rate) is used in the world of commercial real estate to indicate the rate of return that is expected to be generated on a real estate investment property. This measure is computed based on the net income which the property is expected to generate and is calculated by dividing net operating income by property asset value and is expressed as a percentage. It is used to estimate the investor's potential return on their investment in the real estate market.  While the cap rate can be useful for quickly comparing the relative value of similar real estate investments in the market, it should not be used as the sole indicator of an investment’s strength because it does not take into account leverage, the time value of money and future cash flows from property improvements, among other factors. There are no clear ranges for a good or bad cap rate, and they largely depend on the context of the property and the market.  Cap rate is not the same as Dividend Rate.  Any difference between the Cap Rate and the Dividend Rate will be retained by the Company to cover expenses associated with the Property.

Series NNN-1 Unaudited Forecasted Financial Information

The Company prepared unaudited forecasted financial information for the Series NNN-1 for the twelve (12)  month period ending September 19, 2022 using unaudited forecasted financial information provided by the NNN-1 Property seller.

The Company, as a matter of course, makes public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. This information should not be considered to be necessarily predictive of actual future results. Readers of this document are cautioned not to place undue reliance on the unaudited forecasted financial information.

There can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited forecasted financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the unaudited forecasted financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company and will be beyond the control of the Company. Prospective Shareholders are urged to review the risk factors set forth in this Offering Circular beginning on page 25.  See the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”.

The Series NNN-1 unaudited forecasted financial information was prepared with a view toward public disclosure, with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information and GAAP However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information. Neither of the independent registered public accounting firms of the Company nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited forecasted financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and the independent accounting firms of the Company assume no responsibility for, and disclaim any association with, the unaudited forecasted financial information.

The report of the independent registered public accounting firm of the Company contained in this Offering Circular for the year ended December 31, 2020 and the report of the independent registered public accounting firm of the Company relate to the historical financial information of the Company. They do not extend to the unaudited forecasted financial information and should not be read to do so. Furthermore, the unaudited forecasted financial information does not take into account any circumstances or events occurring after the date they were prepared.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE UNAUDITED FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Series NNN-1 Unaudited Forecasted Financial Information Prepared by the Company

The following table presents select audited financial information as of December 31, 2020 and unaudited forecasted financial information of Series NNN-1 as of December 31, 2022, for purposes of this presentation of unaudited forecasted financial information.  No information has been prepared or is being presented for the year ending December 31, 2021 as such information has not been prepared for the Series NNN-1 and the acquisition of the NNN-1 Property has not been completed.  We expect the acquisition of the NNN-1 Property prior to or on October 1, 2021.

Forecasted Balance Sheet
	Forecasted	Comparative Historical
	September 19, 2022E (1)(2)	December 31, 2020
ASSETS
Real estate held for investment, net of accumulated depreciation	$1,941,950(3)	-0-
Cash	-0-	2,002
Deferred offering costs	-0-	-0-
Total assets	$1,941,950	$2,002

LIABILITIES AND MEMBER’S EQUITY
Advances from related party	-0-	$2,002
Credit Facility from related party	$1,973,200	-0-
Total liabilities	$1,973,200(4)	$2,002

Member’s Equity (4)	($31,250)	-0-
Total liabilities and member’s equity	$1,941,950	$2,002

Significant Assumptions

(1)Reflects purchase of NNN-1 Property on September 20, 2021.

(2)Unaudited.  Financial information presented in accordance with accounting principals generally accepted in the United States (GAAP).

(3) Series NNN-1 Property is being purchased at the price of $1,971,200 and anticipated close is October 1, 2020.  Pro-rated depreciation is included, as are closing costs and legal fees.

(4)Although we anticipate the retirement of the Credit Facility with the proceeds of this offering, this assumes no payment of principal on Credit Facility.

The following table presents select audited financial information for the year ended December 31, 2020 and unaudited forecasted financial information of Series NNN-1 for the 12 months following the acquisition ending on September 19, 2022, which is referred to as the Series NNN-1 unaudited forecasted financial information.  No information has been prepared or is being presented for the year ending December 31, 2021, as such information has not been prepared for the Series NNN-1 and the acquisition of the NNN-1 Property has not been completed.

Forecasted Statement of Income

and Changes in Members' Equity(1)

	Forecasted	Comparative Historical
	September 20, 2021 (acquisition date) through September 19, 2022E (2)	December 31, 2020
Income
Rent(3)	$103,000	-0-
Operating Income	$103,000	-0-

Expense (4)
Interest Expense (5)	$87,000	-0-
Depreciation (6)	$25,000	-0-
Professional Fees (7)	$11,000	-0-
Other Expenses (8)	$5,000	-0-
Operating Expense	$128,000	-0-

Net Income (loss)	($25,000)	-0-

Members' equity, beginning of period (9)	($6,250)	-0-
Member’s equity, end of period	($31,250)	-0-

Significant Assumptions

(1)2021 Financial information regarding the Series NNN-1 and financial information for the related acquisition is not available or otherwise insufficient to provide forecasted financial information for the remainder of this year.

(2)Unaudited.  Financial information presented in accordance with accounting principals generally accepted in the United States (GAAP).

(3)Current lease on NNN-1 Property requires monthly rent of $8,624.

(4)Property Tax, Common Area Maintenance and Property Insurance are reimbursed by tenant according to lease terms, and not presented here as income and expense.  Unreimbursed expenses will be paid  by Series NNN-1.

(5)The interest expense at all times shall be equal to a percentage of cash available for distribution determined by dividing the unpaid principal balance by the total amount of the purchase price for the Series NNN-1 Property.  For purposes of this estimate, this amount reflects a purchase price of $1,971,200, no sale of any of the Shares under the offering and no principal reduction and an unpaid principal balance on the Credit Facility of $1,971,200. To the extent that the Company makes principal reduction payments with the proceeds of the Series NNN-1 Offering, the interest expense will be reduced or eliminated accordingly.

(6)Depreciation is provided on a straight-line method based on the estimated useful life of the property (39 years).  Leasehold improvements are amortized over the life of the lease.

(7)Based on fees quoted for audit, accounting, tax preparation, LLC and other legal fees

(8)Includes officer and director insurance and property-related expenses based on quotes and regional fee comparables and bank expenses; leasehold improvements are limited to roof, structure and parking lot, with roof warranty in place at no additional expense.

(9)Reflects three months' pro-rated depreciation, as acquisition of property is anticipated for the last quarter of 2021.

In addition to the assumptions set forth in the footnotes to the foregoing tables, The Series NNN-1 unaudited forecasted financial information is based on various additional assumptions, including the following principal assumptions:

•	The completion of the acquisition of the NNN-1 Property at a purchase price of $1,971,200;

•	The NNN-1 lease continuing in effect through the end of its term;

•	No material changes to operating expenses; and

•	No unforeseen event or circumstance.

In addition the following significant accounting policies have been applied to the forecasted financial information.

Real Estate Held for Investment

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and improvements: 39 years.) We continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment”. Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Cost Capitalization

A variety of costs are incurred in the acquisition of a property such as costs of acquiring the property and related costs such as professional fees. After determination is made to capitalize a cost, it is then allocated to components of the property.

Estimates

The preparation of the forecasted financial statements requires management to make estimates and assumptions. Actual results could differ from those estimates.

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers”, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services.

We have compiled the foregoing forecasted financial information as of the date of this Offering Circular, and for the year then ending, in accordance with attestation standards. established by the American Institute of Certified Public Accountants.  There may be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. We have no responsibility to update this Offering Circular for events and circumstances occurring after the date of this Offering Circular.

The estimates and assumptions underlying the Series NNN-1 unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the Manager as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 6 and 27, respectively. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of the Company or the Series NNN-1, or that actual results will not differ materially from those presented in the Series NNN-1 unaudited forecasted financial information. Inclusion of the Series NNN-1 unaudited forecasted financial information in this Offering Circular should not be regarded as a representation by any person that the results contained in the Series NNN-1 unaudited forecasted financial information will be achieved.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion and analysis and other parts of this offering statement contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this offering statement.

Since its formation in December 2019, the Company has been engaged primarily in identifying and acquiring a collection of Underlying Properties. The Company plans to finance the acquisitions through equity and debt financing, including equity capital raised in connection with the Offerings.

In addition, the Manager has been engaged in developing the financial, offering and other materials to begin offering Shares in the Company’s Series.

We are devoting substantially all our efforts to establishing our business and planned principal operations will commence at the time of the launch of the Offering for Series Shares described. As such, and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information once the Company or any Series is capitalized and has assets or liabilities, will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager, its affiliates and employees of its owner, Holdings, to grow and support our business.

There are a number of key factors that will have large potential impacts on our operating results going forward including the Manager’s and Holding’s ability to:

-source high quality Underlying Properties at reasonable prices to securitize through the Platform;

-market the Platform and the offerings in individual Series of the Company and attract Investors to the Platform to acquire the Shares issued by Series of the Company; and

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Shares in Series of the Company.

We have not yet generated any revenues and do not anticipate doing so until Q3 of 2021. We have not launched or completed any initial offerings to date but expect to commence offerings in Q3 of 2021.

At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred. All assets and liabilities related to these Series that have been incurred to date and will be incurred until the Closings of the respective Offerings are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to any Underlying Properties will not transfer to each Series until such time as a Closing for each Series has occurred.  As of December 31, 2020, the Company’s only asset was cash in the amount of $2,002 and its only liabilities consisted of a related party advance in the amount of $2,002.

Historical Investment in Series Assets

We plan to provide indirect investment opportunities in Underlying Properties to Investors through the Platform. At the time of this filing, we are offering an investment opportunity with respect to the properties listed in the Master Series Table. At the time of this filing, there have been no other investments.

Liquidity and Capital Resources

From inception, the Company and the Series are expected to finance their business activities through capital contributions from investors or the Manager or financing provided by Finance or others to the Company and each individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager or Finance going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Shares in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager. At the time of this filing, no capital contributions have been to the Company or any Series.

In the future, the Company may incur financial obligations related to loans made to the Company by officers of the Manager, affiliates of the Manager or third-party lenders. Each Series will repay any loans plus accrued interest used to acquire its Underlying Property with proceeds generated from the Closing of the Offering of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Property for another Series. As of December 31, 2020, the Company had a liability related to a related party advance in the amount of $2,002.

Plan of Operations

The Company plans to launch approximately 1-3 offerings in the next twelve months.  We expect to launch Offerings for the Series highlighted in gray in the Master Series Table in Q2 or Q3 of 2021, with additional Series thereafter. The proceeds from any offerings closed during the next twelve months will be used to acquire additional Underlying Properties, which we anticipate will enable the Company to reduce Operating Expenses for each Series as we negotiate better contracts for insurance and other operating expenses with a larger collection of assets.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by RealyInvest, LLC, a Florida limited liability company (the “Manager”) owned by Realy Holdings, Inc. (“Holdings”). Holdings also owns RealyInvest, Inc., a Delaware corporation (“RII”) which owns and operates a mobile app-based investment platform (the “Platform”), through which Investors may indirectly invest, through a Series of the Company’s Shares, in Underlying Properties. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Shares exclusively through the Platform.  Neither the Manager, RII nor Holdings nor any other affiliated entity involved in the offer and sale of the Shares is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Shares.

The sale of the Shares is being facilitated through the Platform. RII shall not receive any fees or other compensation related to the sale of the Shares, but RII shall charge users of the Platform (“Users”) a monthly fee of $2.00, for a standard subscription.  A premium subscription may be offered in the future, which would have a monthly fee of up to $10.00. A retirement subscription may be offered in the future, which would have an estimated monthly fee of $10.00.

With respect to the Shares:

•The Company is the entity which issues membership interests in each Series of the Company;

•RII owns and operates the Platform, through which membership interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as the operator of the Platform, provides services with respect to the selection, acquisition, and offering of the Underlying Properties; and

•The Manager operates each Series of Shares following the closing of the Offering for that Series.

Neither RII, Holdings, the Manager, nor any other entity, receives a finder’s fee or any underwriting, discounts or commissions in relation to any Offering of Shares.

Discounts, Commissions and Expenses

We have not engaged a placement agent or broker dealer and will sell the Shares directly through the Platform.  We may elect to engage one or more a placement agents in the future.  If we do elect to engage one or more placement agents we will amend this Offering Circular to reflect information about the placement agents.

We are responsible for all offering fees and expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on a secondary market or exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as reasonably designated; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives.

Assuming that the full amount of the offering is raised, we estimate that the fees and expenses of the offering payable by the Manager will be approximately $100,000.

We are not under any contractual obligation to engage the placement agents to provide any services to us after this offering, and have no present intent to do so.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”. For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Shares are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial offering price of $20.00 per share for the NNN-1 Shares is based upon equal to the aggregate of (i) the purchase price of the NNN-1 Property of 1,570,851 (ii) Offering Expenses and (iii) the Acquisition Expenses divided by the number of the 78,543 Shares sold in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Shares for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase agreement in the Master Series Table, the Company has independent purchase agreements to acquire the individual Underlying Properties, which it plans to exercise upon the closing of the individual Offering. These individual purchase agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Shares outside of the U.S.

Those persons who want to invest in the Shares must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Shares will be issued in book-entry form without certificates which will be managed by our Transfer Agent.

Holdings, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the potential Brokerage Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Shares of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Shares will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager will be permitted to make a determination that the subscribers of Shares in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Shares may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Shares.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Share and the maximum subscription by any Investor in any Offering is for Shares representing 10% of the total Shares of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to Holdings and/or affiliates.  Holdings and/or its affiliates must purchase a minimum of 1% of Shares of each Series at the Closing of its each Offering. Holdings may purchase greater than 1% of Shares of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 30-day lock-up period will commence from the day of the Closing, before Shares in the particular Series may be transferred by any Investor in such Series.

Escrow Agent

The escrow agent is North Capital Securities (the “Escrow Agent”) who will be appointed pursuant to an escrow agreement, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company must indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

The Manager has agreed to pay for offering expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table (“Offering Expenses”).  Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses).

Acquisition Expenses

Each Series of Shares will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Property related to such Series incurred prior to the Closing, including appraisal fees, research fees, transfer taxes and due diligence experts, bank fees and interest (if the Underlying Property was acquired using debt prior to completion of an offering) and travel and lodging for inspection purposes (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Property on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Shares in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Shares must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Shares is suitable for you.

2.Review the Terms of Purchase Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, agree to the completed Subscription Agreement using electronic acknowledgement on the Platform. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Terms of Purchase Agreement is accepted for a particular Offering, the Platform or an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with Escrow Agent .  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Shares for which you subscribed.

4.The Manager will review the completed subscription documentation. You may be asked to provide additional information. The Manager will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Shares is approved or denied and if approved, the number of Series Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Shares you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Shares.

By executing the Terms of Purchase Agreement, you agree to be bound by the terms of the Subscription Agreement and the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”). The Company and the Manager will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Company was created for the sole purpose of providing broad access to direct investment in institutional quality commercial real estate properties that are leased or leasable to well-known corporate tenants. Our management team has been an active investor in commercial properties for over twelve years.  The Company will offer each Underlying Property through Shares in a particular Series.  Investors may invest relatively small amounts in these assets with the objective of providing investors with consistently positive returns and capital preservation.  The Company wants to provide this opportunity to anybody who wants to participate, with a target focus on younger investors who want to begin investing in real estate at a smaller entrance point and are looking for alternatives to traditional investing. Furthermore, the Company wants to provide these investors with the chance to learn about real estate investing and diversify their investments into this asset class.

Investors will invest through the RealyInvest TM Platform, which is available on the RealyInvest mobile application.  Through the Platform investors will be able to view, research and invest in commercial real estate properties. Once investors sign up to invest they will have access to an online dashboard which will provide details regarding the offered assets and allow for account management.

The Company will buy value-added properties, specifically commercial properties with existing triple-net or double-net leases for the best possible market price, thereby giving the Series an instant competitive advantage before they even begin to implement its management expertise. A potential investor should note that the above criteria is subject to change according to market conditions. Pending qualification of this Offering, the Company hopes to acquire its first property or interest in the first or second quarter of 2021.  Some investment opportunities will be income producing immediately or require minimal renovation while others could require renovations prior to being suitable for lease.

Business of the Company

The Shares represent an investment in a particular Series and thus indirectly the Underlying Property and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Property associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Shares and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale.

Through the various Series, the Company will invest in Underlying Properties that will represent ownership in individual commercial properties which are subject to double net (“NN”) or triple net (“NNN”) leases to single corporate tenants. Tenants will be either credit-rated public companies such as McDonald’s, Starbucks, and AT&T, or highly regarded private credit companies such as Chick-Fil-A, WaWa, or K-Mac Enterprises (a corporate Taco Bell Franchisee that operates over 200 stores).

In the commercial real estate world, NNN leases are generally long-term in duration (between 10-20 years), stable, and specify rent increases over the term of the lease or for each option period. NNN tenants are responsible for maintenance and upkeep on the building and property as well as property taxes. NN leases are nearly identical, but may require landlords to provide certain maintenance items, such as the roof of the building, HVAC or parking lots, for example.  Properties sold as NN leases usually include a warranty from a third party provider to maintain such items to a minimum standard. The Manager would only consider NN properties with such a warranty in place.  It is also the policy of the Manager to only acquire properties with the longest lease duration—as close to full term as possible.

These kinds of commercial properties NN- and NNN-leased to corporate tenants tend to be more stable over the term of the lease than other tenants. They have long been a favored investment vehicle for wealthy, accredited investors seeking stability, predictable rental income, predictable yield and potential appreciation.  Underlying Properties will be selected by the Manager, in favorable locations with brand name tenants.

The Program

Through the offering of Shares in each Series, the Company is now able to offer share ownership in these desirable leased properties. The Manager will use its experience and network to scrutinize the national real estate market and acquire leased properties. The properties will be acquired by the related Property Subsidiary prior to each offering using funds provided under the revolving line of credit (“Credit Facility”) provided by Realy Finance, LLC (“Finance”), an affiliated entity owned by Holdings, and through short term debt financing provided by third parties.

Offerings of the Underlying Properties through an investment in Shares in the respective Series offered through the Platform, with additional information available on the website, www.realyinvest.com.  Invested funds are held in escrow by the escrow agent on behalf of the investor until the closing of the offering of those Series Shares.  The Transfer Agent will maintain the capital structure for each Series.

Investors monitor their portfolio of shares and rental income via the Platform. They receive monthly rental income from their investments via ACH into their bank accounts. Investors receive annual tax forms and related communications electronically, via app or email.

Highest potential returns on investment can be expected when investors hold their shares over the long term and reinvest their dividends. At the end of a lease, RealyInvest will either renew the lease with the existing tenant, re-lease to a new long-term corporate tenant, and/or sell the Underlying Property, whichever is most beneficial to the Members.  Any real estate commissions received on the buy side will be retained to offset commissions paid on the sell side.

The program is designed for both short term investors to receive a stable, healthy return as well as long term investors to be able to reinvest dividends and share in potential appreciation over time—thus enhancing their total return. We plan to offer an IRA program and other premium programs as markets demand. New assets and Series will be added as investor metrics indicate demand. Each new Series will reserve approximately 33% equity for members of the Platform which have previously subscribed and 67% equity for new investors depending on demand profile.

These types of assets are generally not correlated with stock market risk and can be a good part of even a modest, diversified portfolio.

The RealyInvest Platform will charge a monthly membership fee of $2, commencing upon a members first investment. Beginning in month two, a $2 monthly membership fee is charged ongoing.  RealyInvest may offer premium memberships that will offer additional services and charge a higher monthly membership fee of up to $10.00, as well as retirement accounts for an estimated $10 per month.

Our objective is to become the leading marketplace for investing in single tenant NN or NNN properties and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by investors, and to manage the Underlying Properties in a manner that provides exemplary management of the assets and offers potential returns for Investors.

Underlying Properties

Underlying Properties will be exclusively single-tenant commercial real estate assets, land and building which are leased to corporate tenants under a double net (NN) or triple net (NNN) lease. Typical NN- or NNN-lease tenants include companies or franchisees such as Starbucks, McDonald’s, AT&T and FedEx.

These leases are for either the building and the land, or, as in a ground lease, the land only. It should be noted that in either case, both the building and the land become the property of the Members either at lease inception (for a building and land lease) or the land becomes Member property at lease inception and the building at lease expiration.  These assets are properties wherein the leases are in full effect and rent is being paid according to the terms of the fully agreed and binding lease.

NNN, or “triple net,” leased single-tenant properties are occupied by a single corporate tenant. The tenant has legally committed to a long-term lease, usually with a duration of 10 to 15 20 years plus option (extension) periods. NNN leases usually specify rent increases in the terms of the lease and/or in the terms of lease extension periods. A NNN-lease tenant is responsible for land and building maintenance, upkeep and taxes. Landlord responsibilities, by design, are kept to a minimum.

NN, or “double net,” leased single-tenant properties are much like NNN properties, except the landlord has some responsibility for upkeep. Usually, this landlord responsibility is to keep a roof in good order. Often, NN-leased properties will have in place a limited roof warranty in order to keep actual landlord work to a minimum. For example, many Starbuck’s stores are offered for sale in a NN-lease format. RealyInvest will consider a purchase of a Starbuck’s or other NN asset only when such a roof or other warranty is in effect.

The tenants in NN- and NNN-leased assets are usually credit rated tenants. This means that the tenants, such as McDonald’s or Amazon, have public debt that is rated by S&P, Fitch or Moody’s. A credit or investment grade tenant is one that has an S&P rating of BBB- or higher. Some call this a bond rated tenant or investment.

Some NN or NNN assets have what is termed private debt or no significant debt at all. These types of tenants include Publix Supermarkets, Chick-Fil-A and Aldi Foods.  The Company will consider purchasing these types of properties only if the tenants are considered bankable by the real estate investment banking community.

Lastly, there are some tenants who are franchisees of major American brands. An example of this would be a Taco Bell operated by K-Mac Enterprises. While the franchisee is not considered a credit tenant per se, they operate over 200 Taco Bells and are held in high regard by the real estate investment banking community. The Manager will consider this type of asset only if the franchisee is considered bankable by the real estate investment banking community.

Market

The Underlying Properties will be exclusively NN- and NNN-leased, single-tenant occupied properties. Example tenants would include companies such as Starbucks, McDonald’s and FedEx. These assets consist of properties with leases for either the ground and building or the ground upon which the tenant building is constructed (ground leases). In the latter case, the leaseholder owns the building as well as the ground at the end of the lease.

These properties exclusively entail leases that are in full legal effect with regular rent payments being made according to the terms of the fully agreed and binding lease. The original leases are usually between 10 to 20 years with scheduled rent increases and multiple extension options.

The properties require minimal landlord responsibilities (NNN leases) or limited landlord responsibilities (NN leases).

Developers commonly buy land and build a building, or they buy the land and the tenant builds the structure. The lease is then often offered for sale to the investment community by the developer to those seeking a stable, conservative, long-term investment vehicle that pays steady rent and may appreciate in value over time.

The marketplace for NN- and NNN-leased properties is very active. On any given day hundreds of such properties are listed by many commercial real estate brokerage firms. Lease duration for these properties listed for sale ranges from full term (up to 20 years +) down to 1 or 2 years.

Wealthy investors have invested in NN and NNN investments for generations. The high price point has, heretofore, made them the exclusive province of the wealthy. Their credit rating and conservative, long-term nature, along with their above market yield, have made them highly desirable for wealthy individuals, families and family offices.

The market to buy and sell these assets is robust. Portals dedicated to commercial real estate such as Co-Star and Loopnet have special sections for NN- and NNN-leased properties. Innovative and disruptive online services, such as the Commercial Real Estate Exchange or Crexi, list such types of properties by the hundreds.

National and regional conventions offered by real estate professionals, such as the International Council of Shopping Centers (ICSC) meet regularly across many regions and nationally and draw brokers, agents, tenant representatives and investing public by the thousands.

Competition

Although the Company’s business model is unique in that it is offering ownership in specific assets, real estate investing and real estate crowdfunding is not unique and there is significant competition for both investors, but also the Underlying Properties, which the Company securitizes through its offerings, from many different market participants, including other crowdfunding platforms, REITS, investment firms, institutional investors and private investors and operators.

In the real estate space itself, there are major real estate platforms, such as Groundfloor, Realty Mogul, Realty Shares, Roofstock, Patch of Land, and Fundrise.  All of these groups allow investors to invest in a single asset, through either debt or equity financing.  Groundfloor and Fundrise offer REIT type structures, which allow investors to invest in a portfolio of real estate assets.  Realty Mogul provides equity real estate investment opportunities for mid to large projects but exclusively serves accredited investors. Fundrise provides equity, debt and REIT investment opportunities in real estate and serves both accredited and unaccredited investors, but focuses on mid-tier developers doing seven to eight figure projects.

In addition, we face indirect competition from investments platforms such as Acorns and Robinhood Financial and other investment platforms that allow investor to invest small amounts into portfolios of equity investments.  Although these platforms to not provide real estate investment opportunities, these platforms target younger investors and smaller investment amounts, similar to the strategy of the Company. Stash is a mobile app with an educational bent that offers fractional share ownership of ETFs, including a REIT fund.

In general, we face competition from real estate investment institutions, such as investment companies, private equity funds, REITS, developers and private investors. The commercial market for real estate in general and NNN and NN leased commercial properties in particular is competitive and rapidly changing.

Publicly traded Real Property REITs (Real Estate Investment Trusts) have been around for decades. REITs have grown large and have brought investing in commercial and residential real estate to many investors, qualified and non-qualified, seeking both income and capital gain. Share ownership in a REIT usually means ownership in a corporation that holds and manages a broad portfolio of properties chosen by REIT managers. Shares of ownership can be bought and sold in public markets, and price per share can be impacted by market vicissitudes. Some public Real Property REITs that might be considered competitors are Realty Income and National Retail Properties.

Private Real Property REITs have also been in the market place for years. These REITs tend to be specialized and smaller in scope and size than publicly traded REITs, but still represent share ownership in a portfolio of properties chosen and managed by the REIT leadership. These Private REITs cannot be traded in the public markets and are not as liquid as Public REITs. An example of such a private REIT is Rich Uncles.

In the “fintech,” or financial technology, arena, there are several mobile applications and digital companies that offer novel investment platforms and opportunities for nonqualified investors. Some innovative educational and investment apps have made fractional share ownership of REITs possible for the first time. A good example of this is the app Stash, which also offers fractional shares of several ETFs.

Additionally, Lex, a web-based startup, plans to allow non-qualified investors to purchase share ownership of real estate developers’ individual projects. It is reported that their initial offering will be a mixed-use commercial development.

We expect competition to persist and intensify in the future, which could harm the Company’s ability to increase volume on the RealyInvest Platform. If the RealyInvest financing model achieves broad success, additional competitors are likely to enter the market. The crowdfunding provisions enacted in Title III of the JOBS Act and the Regulation “A+” provisions enacted in Title IV of the JOBS Act are likely to lower the barriers to entry for financial services platforms and may draw a significant number of competitors into the marketplace.

Increased competition could result in reduced volumes, reduced fees or the failure of the Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of the principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to stay competitive and innovative, the demand for the products and services we offer through the Platform could stagnate or substantially decline.

Customers

We target the broader real estate investment community and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as well as the 91 million up and coming GenZs (based on 12-12-19 Statisa report) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has not closed any Offerings.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Members.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Shares or any of the Members and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Members.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Shares of the Company may elect a successor managing member.  Holders of Shares in each Series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all Shares in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Shares or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Shares within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each Series.  If the Manager fails to call such a meeting, any Member will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Shares Offered – Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager may assemble an Advisory Board to assist the Manager in identifying and acquiring the Underlying Properties, to assist Holdings in managing the Underlying Properties and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Shares.  The members of the Advisory Board will not be managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Members of any Series.  No Advisory Board has been established as of the date of this Offering.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Property related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Properties), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Property;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Shares, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Shares (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Shares;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Shares;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Property; and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and Holdings have agreed to pay for Offering Expenses and Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and Holdings each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Property), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Properties).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Property of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) borrow against the Credit Facility to cover such Operating Expenses to the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that none of the Manager, or its affiliates, Holdings, nor any current or former directors, officers, employees, partners, Members, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Property Management Agreement

Each Series intends to enter into a separate property management agreement with the Property Manager. The Series referenced in the Master Series Table, will each appoint the Manager to manage the respective Underlying Properties.  No fees will be paid for the management of the Underlying Properties.

Property Selection

The Company targets a broad spectrum of properties nationally in order to create a diversified mix of properties and allow investors to have options both geographically and by asset type. We will initially target properties in the south eastern United States, but intend to acquire assets from across the entire United States.  We will pursue acquisitions opportunistically whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber properties, although we may opportunistically choose to acquire properties of lesser qualities from time to time and rehabilitate those properties, if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation.

Property Liquidity

The Company intends to hold and manage all of the Underlying Properties marketed on the Platform for the term of the Lease, and any applicable extensions (typically 8-15 years).  In addition, the Company will seek to develop a redemption program whereby the Company may repurchase Shares through the Platform (see “Repurchase Plan” below for additional information). However, should an opportunity to liquidate an Underlying Property materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board, if any, will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Property become obsolete (e.g., due to lack Investor demand for its Shares) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Members of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Property or of the Series at that time).

Repurchase Plan

At any time after thirty (30) days following the purchase of Shares, the holders of Shares may request repurchase of the Shares in accordance with the Company's Repurchase Plan as set forth herein.  The repurchase of the Shares is effected pursuant to the exemption from registration provided by this Offering.  The Repurchase Plan is designed to qualify for exemption from the provisions of Rule 102(a) of Regulation M allowing non-listed REITs to redeem their equity through established share redemption programs in accordance with the guidance set forth in the October 22, 2007 Alston & Bird LLP class exemptive letter (“Alston Letter”).  In accordance with the guidance of the Alston Letter, the Company believes that the Repurchase Plan will qualify for exemption from the provisions of Rule 102(a) of Regulation M because:

1.There is no trading market for the Company’s shares;

2.The Company will terminate the Repurchase Plan during the distribution of the Shares in the event that a secondary market for the Company’s shares develops;

3.The Company purchases Shares under the Repurchase Plan at a price that does not exceed the then current public offering price of the Shares;

4.The terms of the Repurchase Plan are fully disclosed in this Offering Circular; and

5.Except as otherwise exempted herein, the Company will comply with Regulation M.

Redemption of our Shares will be made at any time after thirty (30) days on the Platform.  The redemption price will be made at a price equal to the lower of (a) the purchase price at which the Shares in that Series were purchased or (b) the current public offering price of such Shares.  The redemption price for the Series NNN-1 Shares will be $20 per share or such public offering price of the Shares.  All redemption requests received will be paid in accordance with the terms set forth herein on the first day of each calendar month, or the first business day thereafter (“Redemption Payment Date”); provided, that the Manager must receive a request for redemption through the mobile app or website no less than three (3) business days prior to the Redemption Payment Date following the date of the request (“Redemption Request Date”).  Members may increase or decrease their redemption requests at any time prior to the Redemption Payment Date and may cancel or withdraw their redemption request for any reason at any time prior to the Redemption Payment Date.  A member making a redemption request would be entitled to receive any distributions made between the date of the Redemption Request Date and the Redemption Payment Date and such distributions will not affect the Redemption Price

We cannot guarantee that the funds set aside for the Repurchase Plan or funds available under the Credit Facility will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted in any quarter, we plan to redeem our Shares on a pro rata basis on the redemption date. In addition, if we redeem less than all of the Shares subject to a redemption request, with respect to any unredeemed Shares, you can elect at the time of the original request for redemption to either: (i) withdraw your request for redemption; or (ii) ask that we honor your request in the future, if any, when such redemptions can be made pursuant to the limitations of the Repurchase Plan when sufficient funds are available. Such pending requests will be honored on a pro rata basis.  For investors who hold Shares with more than one record date, redemption requests will be applied to such Shares in the order in which they were purchased, on a first in first out basis.

During the period that this offering is ongoing, all Members who have held their Shares for at least thirty (30) days may require us to redeem Shares in accordance with the Repurchase Plan. Once we have concluded this Offering, we intend to evaluate redemption levels on a monthly basis depending on our available cash and credit available on the Credit Facility.  The Manager may use the Credit Facility or other financing method, in its sole discretion, to fund redemption of Shares.  The redemption of the shares shall be made pursuant to this 1A offering.

There is currently no trading market for the Shares.  In the event that a secondary market for the Shares develops, the Company will terminate the Repurchase Plan.

Members shall be required to pay a $2.50 redemption fee in connection with a redemption of Shares to cover fees in connection with the redemption request, and may be required to pay bank transaction charges, custody fees, transfer fees and additional charges. If the Company agrees to honor a redemption request, the Shares to be redeemed will cease to have voting rights as of the Redemption Effective Date.

In  addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend, or terminate the Repurchase Plan at any time upon providing thirty (30) days prior notice to the Members, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity, to preserve our tax status, if such redemption will affect the Series’ status as a REIT or for any other reason. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the Plan, will be promptly disclosed in a supplement (or post-effective amendment if required by the Securities Act), as well as on the Company’s website and mobile application. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our Repurchase Plan. For more information about our Repurchase Plan or to submit a redemption request, please refer to the Platform or contact us by email at info@realyinvest.com.

For the avoidance of doubt, all activity related to execution of redemptions of Shares will be originated by the Investor and neither the Company, the Manager nor Holdings would be acting as a broker or dealer, and none of them would make any recommendation as to the repurchase of the Shares.  Neither the Company, the Manager nor the Property Manager would receive any compensation for its role in any redemption of Shares.  Certain trading will be avoided when a person is in possession of material nonpublic information relating to the Shares.

The Company may also compulsorily redeem all or a portion of the Shares held by any Investor to cover any fees or expenses owed by the Investor related to the Shares or the services of the Company and its affiliates.  Any such redemption shall be mad ein accordance with the Company’s Repurchase Plan as described above.

Legal Proceedings

None of the Company, any Series, the Manager, the Property Manager or any director or executive officer of the Manager or Property Manager is presently subject to any material legal proceedings.

Employees

The Company does not have any employees. As of January 1, 2021, Realy Holdings, Inc. had 2 full-time employees and no part-time employees.

Properties

As of January 1, 2021, the Company did not own any property.  As of the date of this Offering Circular, the Company owns the Series NNN-1 Property. Our headquarters are located in 2000 PGA Boulevard, Suite 4440, Palm Beach Gardens, Florida.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Properties and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Shares.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated equally across all of the Series.  The Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company will be RealyInvest, LLC, a Florida limited liability company formed on May 14, 2017.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  Holdings, the sole member of the Manager, has established a Manager that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board, if any.  The Manager and the officers and directors of Holdings are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Properties at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Members.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Holdings.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Services in Connection with an Offering:

•Create and manage all Series of Shares for offerings related to Underlying Properties on the Platform;

•Develop offering materials, including the determination of specific terms and structure and description of the Underlying Properties;

•Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

•Prepare all marketing materials related to offerings;

•Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•Create and implement various technology services, transactional services, and electronic communications related to any offerings;

•All other necessary offering related services, which may be contracted out;

Management Services

•oversee the overall management of the Company;

•develop investment strategies and objectives and implement such strategies;

•manage and perform the various administrative functions necessary for our day-to-day operations;

•provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•provide financial and operational planning services and portfolio management functions;

•maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•maintain all appropriate company books and records;

•oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•make, change, and revoke such tax elections on behalf of the Company as the Managing Member deems appropriate;

•supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•manage and coordinate with the transfer agent, if any, the process of making distributions and payments to members;

•evaluate and obtain adequate insurance coverage based upon risk management determinations;

•provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Financing Services

•identify and evaluate potential financing and refinancing sources

•negotiate terms of, arrange and execute financing agreements;

•manage relationships between us and our lenders, if any; and

•monitor and oversee the service of our debt facilities and other financings, if any.

Asset Acquisition and Disposition Services

•approve and oversee the investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•evaluate and approve potential asset dispositions, sales or liquidity transactions;

•structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold;

•adopt and periodically review our investment guidelines;

•obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•oversee and conduct the due diligence process related to prospective investments;

•negotiate and execute approved investments and other transactions; and

•approve any potential liquidity transaction.

Member Relationship Services:

•Provide any appropriate updates related to Underlying Properties or offerings electronically or through the Platform;

•Manage communications with Members, including answering e-mails, preparing and sending written and electronic reports and other communications;

•Establish technology infrastructure to assist in providing Member support and services;

•Determine our distribution policy and determine amounts of and authorize Distributable Cash distributions from time to time;

•Maintain Distributable Cash funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

•Manage and perform the various administrative functions necessary for our day-to-day operations;

•Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Property Manager to cover any Operating Expense shortfalls;

•Administer the potential issuance of additional Shares to cover any potential Operating Expense shortfalls;

•Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

•Maintain all appropriate books and records for the Company and all the Series of Shares;

•Obtain and update market research and economic and statistical data in the Underlying Properties;

•Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•Provide all necessary cash management services;

•Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

•Evaluate and obtain adequate insurance coverage for the Underlying Properties based upon risk management determinations;

•Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Property Manager

The responsibilities of the Property Manager include property management services, collection of rents, property maintenance, hiring third party custodians and other property management services and.

•Develop a maintenance schedule and standards of care in consultation with the Manager and oversee compliance with such maintenance schedule and standards of care;

•Purchase and maintain insurance coverage for Underlying Properties;

•Engage third party independent contractors for the care, maintenance and management of the Underlying Properties;

•Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

•Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Manager, executive management and significant employees of the Property Manager, the sole member of the Manager:

Name	Age	Position	Term of Office (Beginning)
Jeffrey S. Beebe	65	Chief Executive Officer, Director	12/20/2019
Susan Beebe	47	Chief Marketing Officer, Director	12/20/2019

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Jeffrey S. Beebe, Co-Chief Executive Officer

Jeff Beebe is co-principal and co-managing member of Edgewood Investment Partners, LLC, as well as Principal of Windward Isle Holding Corporation.  Edgewood owns and controls a number of single-use entities that have completed the purchase and management of various single and multi-tenant commercial properties.  Mr. Beebe owns and controls 50% of Edgewood and all affiliated entities.

Mr. Beebe’s background is in consulting services, having worked with Four Florida Shopping Centers, LLC (retail shopping centers); Security Self Storage (self storage) and Mindful Management, Inc. (management of self storage centers); as well as other active commercial developers.

Mr. Beebe was a floor trader and member of the Mid-America Commodity Exchange (later a subsidiary of the Chicago Board of Trade).  He also consulted to Member groups regarding publicly traded companies.

Mr. Beebe has an undergraduate degree in Political Science from the University of Illinois in Urbana, IL, and a Masters of Divinity degree from Yale University.

Susan Beebe, Co-Chief Executive Officer/Chief Education Officer

Susan Beebe is an author and educator. She holds a bachelor’s degree in English literature from Asbury University, a minor in secondary education, and a master of arts in religion degree, summa cum laude, from Yale University. Mrs. Beebe has passed the Uniform Investment Adviser Law Exam, also known as the Series 65.

Mrs. Beebe has overseen marketing and communications for various organizations in both the for-profit and not-for-profit sectors. She has a book published by Morehouse Press and has published articles in The Wall Street Journal and Yale’s Reflections Magazine, and publishes regularly on her blog. She spent nine years as a home school educator and has a passion for educating young adults.

Mr. Beebe and Mrs. Beebe are husband and wife.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses), but does not presently intent to be reimbursed for these items.  Neither the Manager nor the Property Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

The Platform shall receive a User Fee of $2.00 per month, and up to $10.00 per month for premium subscriptions which may be offered in the future.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Investment Adviser Consideration

The Manager is not subject to the Investment Advisers Act of 1940 because the Manager does not meet the definition of an Investment Adviser under Section 80b-2(a)(11) of the Investment Advisers Act, which defines an Investment Adviser as “any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities”.  Because the Company will not be investing in “securities” but rather in wholly owned commercial real estate properties, the Manager does not advise regarding securities.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Shares acquired on the same terms as the other Investors. The address of the Manager is 3134 San Michele Dr., Palm Beach Gardens, FL. As of the date of this filing, the Company has not issued any securities.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Shares.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Shares

The Company is a Delaware series limited liability company organized on March 17, 2020 under the Delaware Limited Liability Company Act (the “LLC Act”) issuing different series (“Series”) of limited liability company interests. In accordance with the LLC Act, the NNN-1 Series is, and each other Series we may establish in the future will be, a separate series and not itself a separate legal entity.  Section 18-215(b) of the LLC Act provides that, if certain conditions (as set forth in Section 18-215(b)) are met, including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  Accordingly, the real property and other assets of one Series include only the real property, related assets and other assets that are held by that Series, including funds delivered for the purchase of shares in that Series.  However, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our Company generally where the assets of such other Series or of our Company generally are insufficient to meet our liabilities.

Each Series will be treated as a separate legal entity for U.S. federal income tax purposes and will elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.

The limited liability company interests in each Series will be denominated in Shares of limited liability company interests ("Shares").  Only Series NNN-1 Shares are being offered and sold pursuant to this offering circular.

All of the Series NNN-1 Shares offered by this prospectus will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series NNN-1 Shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series NNN-1 Shares have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions.

In general, the NNN-1 Series will participate exclusively in up to 100% of the economic returns derived from the NNN-1 Property.  The economic returns related to the unsold Shares shall be allocated as payments under the Credit Facility.

We intend for the NNN-1 Series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2021.

We expect that our Manager will authorize the creation of new Series that will acquire and participate exclusively in the economic returns derived from the interests in other real properties (each, an “Other Property Series” and, together with the NNN-1 Series, the “Property Series”).  We expect each such Series to hold the interests in these other real properties through newly-organized Delaware limited liability companies or limited partnerships (each, an “Other Property Subsidiary” and, together with the Property NNN-1 Subsidiaries, the “Property Subsidiaries”), which will be owned and controlled by the applicable Property Series.  Our Manager may also authorize the creation of a new Series that will acquire from the NNN-1 Series and the Other Property Series that we expect will be created in the future minority interests in the various Property Subsidiaries respectively owned by such Property Series.

Each Property Series will invest funds, directly or indirectly, in the corresponding Property Subsidiary, and the assets and liabilities of each Property Subsidiary will be segregated from each other Property Subsidiary.  Each Series and the related Property Subsidiary will have a separate administrative services agreement with our Administrative Agent, which will manage such Property Subsidiary's real property and make the decisions with respect to the assets of each Series invested in such Property Subsidiary, subject to the oversight and supervision of our Manager.  We will maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other assets of our Company.

In addition, Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b)  may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each Series to otherwise conduct its business, enter into contracts and hold title to assets in its own name to the extent such activities are not undertaken through the applicable Property Subsidiary and/or its subsidiaries.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Property and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership interest in the Series of Shares related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) the Manager, (iv) the Property Manager, (v) the Platform or (vi) the Underlying Property associated with the Series or any Underlying Property owned by any other Series of Shares.

Although our Shares will not immediately be listed on a stock exchange and a liquid market in the Shares cannot be guaranteed, either through the Company’s Repurchase Plan or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Shares, or partner with an existing platform to allow for the resale of the Shares, although the creation of such a market, either through the Redemption Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Repurchase Plan” section for additional information).

Further issuance of Shares

Only the Series Shares, which are not annotated as closed, in the Master Series Table on are being offered and sold pursuant to this Offering Circular.  The Manager, in its sole discretion, has the option to issue additional Shares (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Shares is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Property.

Distribution rights

We intend to make regular monthly distributions to holders of each Series’ shares; provided, however, we may elect to have quarterly distributions in the future. We intend to pay a pro rata initial distribution with respect to the period commencing on the completion of this offering and ending on the last day of the then current month or quarter, based on $20 per share for a full month or quarter. The distribution will be determine based upon the available cash after payment of expenses related to each Series property.  This initial annual dividend rate will represent approximately 100% of estimated cash available for distribution after expenses for the 12-month period following the completion of this offering, as adjusted, to reflect certain assumptions regarding our future cash flows during this period as presented in the table and footnotes below.

Estimated cash available for distribution for the initial monthly and annual dividends, as adjusted, assumes that operating income for the first complete fiscal quarter in which the NNN-1 Property were fully operational, will remain stable through the 12-month period following the completion of this offering.  We assume that revenues for the 12-month period following the completion of this offering will remain the same as they were for the pro forma three month period ended March 31, 2021, on an annualized basis. Accordingly, we also assume that operating expenses for this 12-month period, including tenant improvements, leasing commissions as well as capital expenditures for the Property’s commercial space, will remain the same as they were for the pro forma three month period ended March 31, 2020 and will continue, on an annualized basis, for the initial 12-month period following the completion of this offering. In addition, based on our assumed offering proceeds, we expect to establish an initial $5,000 cash reserve for working capital and capital expenditure purposes. Because we have made the assumptions set forth above in calculating estimated cash available for distribution for the initial 12-month period following this offering, as adjusted, we do not intend this number to be a projection or forecast of our actual results of operations, FFO or our liquidity, and have calculated this number for the sole purpose of determining our estimated initial quarterly and annual dividend rates. Our estimated cash available for distribution for the 12-month period following this offering, as adjusted, should not be considered as an alternative to cash flow from operating activities (computed in accordance with GAAP) or as an indicator of our liquidity or our ability to pay dividends or make other distributions. In addition, the methodology upon which we made the adjustments described below is not necessarily intended to be a basis for determining future dividends or other distributions.

We intend to maintain a dividend rate for the 12-month period following completion of this offering that is at or above our initial dividend rate unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in determining our initial dividend rate. Any future distributions we make will be at the discretion of our Manager and will be dependent upon a number of factors, including prohibitions or restrictions under financing agreements or applicable law and other factors described below. We do not intend to reduce the expected distributions per share if the underwriters’ option to purchase additional Shares to cover over-allotments is exercised.

We cannot assure you that our estimated distributions will be made or sustained or that our Manager will not change our distribution policy in the future. Any distributions we pay in the future will depend upon our actual results of operations, liquidity, cash flows, financial conditions, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations, liquidity, cash flows and financial conditions will be affected by a number of factors, including the revenue we receive from the Property, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our ability to pay dividends and make other distributions to our Members, please see “Risk Factors.”

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. In addition, a REIT is required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, please see “U.S. Federal Income Tax Considerations.” We anticipate that our cash available for distribution will be sufficient to enable us to meet the annual distribution requirements applicable to REITs and to avoid or minimize the imposition of U.S. federal income and excise taxes. However, under some circumstances, we may be required to pay distributions in excess of cash available for distribution in order to meet these distribution requirements or to avoid or minimize the imposition of tax, and we may need to borrow funds or dispose of assets to make such distributions.

It is possible that, at least initially, our distributions will exceed our then current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Therefore, a portion of our distributions may represent a return of capital for U.S. federal income tax purposes. That portion of our distributions in excess of our current and accumulated earnings and profits will not be taxable to a taxable U.S. Member under current U.S. federal income tax law to the extent that portion of our distributions do not exceed the Member’s adjusted tax basis in the Member’s Shares, but rather will reduce the adjusted basis of the Shares. As a result, the gain recognized on a subsequent sale of those Shares or upon our liquidation will be increased (or a loss decreased) accordingly. To the extent those distributions exceed a taxable U.S. Member’s adjusted tax basis in his or her Shares, they generally will be treated as a capital gain realized from the taxable disposition of those shares. The percentage of our Member distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our Shares, see “U.S. Federal Income Tax Considerations.”

Registration rights

There are no registration rights in respect of the Shares.

Voting rights

The Manager is not required to hold an annual meeting of Members. The Operating Agreement provides that meetings of Members may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  Generally, Members do not have any voting rights.  If a Series Designation does provide for voting of the Record Holders, the following shall apply: (i) all Members (regardless of Series) shall vote together as a single class on all matters as to which all Members are entitled to vote and (ii) Members of a particular Series shall be entitled to one vote per Share for all matters submitted for the consent or approval of the Members of such Series.  Members of the Company acting by way of a Super Majority Vote may elect to remove the Manager at any time if the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company.

The Manager or its affiliates (if they hold Series of Shares) may not vote as a Member in respect of any matter put to the Members.  However, the submission of any action of the Company or a Series for a vote of the Members shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Members to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Shares;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Members (including any particular Series of Shares as compared to other Series of Shares) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Shares, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Shares under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Property of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Members of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Shares in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Shares in the profits of the Series of Shares).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Shares or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Shares or the Company as a whole, as applicable, the Underlying Properties will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Members of the relevant Series of Shares, allocated pro rata based on the number of Shares held by each Member (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Shares are subject to restrictions on transferability. A Member may not transfer, assign or pledge its Shares without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in a Series  being unable to qualify as a REIT (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Member holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Member is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts. The restrictions on transferability listed above will also apply to any redemptions or any resale of Shares via the Platform or through one or more third-party broker-dealers (see “Description of the Business – Repurchase Plan” for additional information).

Additionally, unless and until the Shares of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the Shares.  There can be no assurance that we will, or will be able to, register the Shares for resale and there can be no guarantee that a liquid market for the Share will develop. Therefore, Investors may be required to hold their Shares indefinitely. Please refer to Exhibit 2.2

(the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Shares, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Shares will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Related Party Transactions

Finance will provide advances under a credit facility secured by real estate to series of the Company.  The credit facility will bear interest at a rate equated to the dividend rate on such real estate. Interest is payable monthly.  Proceeds from the offering of membership interests will be used to repay advances from the credit facility.  Any remaining balance owing on the credit facility can be converted to membership interests in the Series or carried as debt at the discretion of Finance.

Manager will provide administrative and property management services to the Company and each Series.

Manager and Holdings have agreed to pay and not be reimbursed for offering expenses and operating expenses incurred prior to the closing date of the purchase of a commercial real estate property by Series NNN-1.

Inter-Series Relationship, Conflicts of Interest and Opportunity Allocation Policy

We expect that the NNN-1 Series and each other Series and Other Series Program we establish in the future will have certain ongoing, operating relationships with each other.  We expect that the operating relationships among the Series will primarily include the coordination and use of Company overhead and support services.  In addition, the NNN-1 Series and each other Series we establish in the future may have overlapping investment strategies and objectives, and our Manager, our officers and our Property Manager and Realy Holding’s personnel may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the different Series.

In an effort to govern these operating relationships, address these conflicts of interest and promote the fair allocation of sale, financing, leasing and other business opportunities, our Manager has adopted an inter-series relationship, conflicts of interest and opportunity allocation policy (which we refer to as the "Inter-Series Policy"), which is administered by our Manager.  Our Manager's adherence to this policy is expected to be reviewed quarterly by our Manager.  Our Manager may modify, suspend or rescind the policies set forth in the Inter-Series Policy without Member approval.  Our board may also adopt additional or other policies or make exceptions with respect to the application of the policies described in the Inter-Series Policy in connection with particular facts and circumstances, all as our Manager may determine, consistent with its fiduciary duties to our Company and all of our Members.

General Policy

Under the Inter-Series Policy, all material matters in which holders of Series NNN-1 shares and shares of any other Series may have divergent interests will be generally resolved in a manner that is in the best interests of our Company and all of such common Members after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of such separate classes of Shares.  Under the Inter-Series Policy, the relationship between the NNN-1 Series and each other Series and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing.

Relationship Among the Series

The Inter-Series Policy provides that our Manager will seek to manage each Series in a manner designed to maximize the operations, assets and value of all Series.

General.  The Inter-Series Policy provides that, except as otherwise provided in the Inter-Series Policy, all material commercial transactions between a Series and any other Series, will be on commercially reasonable terms taken as a whole.

Allocation of company overhead and support services.  Each Series will have access to the support services of any other Series.  For shared company services, costs (other than those specifically required to be borne by our Manager under the administrative services agreement) relating to these services will be:

•allocated directly to the Series utilizing those services, and

•if not directly allocable to a Series, allocated among all of the then existing Series on a pro rata basis.

For other support services the Inter-Series Policy  provides that the Series will seek to achieve efficiencies to minimize the aggregate costs incurred by the Series combined, although any Series also will be entitled to negotiate and procure support services on its own.

Our Manager may, without Member approval, modify or amend the method of allocation of support services and shared company services.

Our Manager will be responsible for the allocation of support services among the Series and Other Series Programs in a manner that is consistent with the Inter-Series Policy.

Financing arrangements.  No Series will be obligated to provide financial support to any other Series or Other Series Program.  To the extent a Series (the "lending Series") loans money to any other Series, including Other Series Programs (the "borrowing Series"), such loans will be made at interest rates and on other terms and conditions designed to be substantially equivalent to the interest rates and other terms and conditions that the borrowing Series would be able to obtain from third parties, including the public markets, as a non-affiliate of our Company or any other Series or Other Series Program without the benefit of any guarantee by our Company or any other Series or Other Series Program.  This policy contemplates that these loans will be made on the basis set forth above regardless of the interest rates and other terms and conditions on which the lending Series may have acquired the funds.  If, however, the lending Series incurs any fees or charges in order to keep available funds for use by the borrowing Series, those fees or charges will be allocated to the borrowing Series.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Member were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Shares—Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Shares are not currently listed or quoted for trading on any national securities exchange or national quotation system.

INVESTMENT COMPANY ACT CONSIDERATIONS

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company, the Manager and the Property Manager have taken the position that the Underlying Properties are not “securities” within the meaning of the Investment Company Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  The only assets which each Series will hold is real property, which will be held through wholly owned subsidiaries which comply with the 40% test in accordance with Section 3(a)(1)(C).  These subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act because they likewise will not be engaged in the business of investing, reinvesting or trading in securities and furthermore will qualify for an exemption set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in or qualifying real estate assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires entities relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets

In that the Company’s investment model will be for each Series to invest in and own Underlying Properties which are commercial real estate properties and therefore qualifying real estate assets, we believe that the investment by our wholly owned subsidiaries will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that the Company or a Series were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relating to the NNN-1 Series' qualification and taxation as a REIT and the acquisition, holding, and disposition of Series NNN-1 Shares.  For purposes of this section, "we," "our," and "us" mean only the NNN-1 Series. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of Series NNN-1 Shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

This summary is also based upon the assumption that the operation of the NNN-1 Series, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements.  This summary does not discuss the effect that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary.  In addition, this summary assumes that holders of Series NNN-1 Shares hold such Series NNN-1 Shares as a capital asset, which generally means as property held for investment.  This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder of Series NNN-1 Shares in light of the holder's investment or tax circumstances, or to holders of Series NNN-1 Shares subject to special tax rules, such as:

•U.S. expatriates;

•persons who mark-to-market Series NNN-1 Shares;

•subchapter S corporations;

•U.S. holders of Series NNN-1 Shares, as defined below, whose functional currency is not the U.S. dollar;

•financial institutions;

•insurance companies;

•broker-dealers;

•regulated investment companies, or "RICs;"

•REITs;

•trusts and estates;

•persons holding Series NNN-1 Shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

•holders who receive Series NNN-1 Shares through the exercise of employee stock options or otherwise as compensation;

•persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•persons holding their interest through a partnership or similar pass-through entity;

•persons holding a 10% or more (by vote or value) beneficial interest in the NNN-1 Series; and, except to the extent discussed below:

•tax-exempt organizations; and

•non-U.S. holders of Series NNN-1 Shares, as defined below.

For purposes of this summary, a U.S. holder of Series NNN-1 Shares is a beneficial owner of Series NNN-1 Shares who for U.S. federal income tax purposes is:

•a citizen or resident of the U.S.;

•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A non-U.S. holder of Series NNN-1 Shares is a beneficial owner of Series NNN-1 Shares who is neither a U.S. holder of Series NNN-1 Shares nor an entity that is treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF SERIES NNN-1 SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING SERIES NNN-1 SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER'S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF SERIES NNN-1 SHARES.

Taxation of the NNN-1 Series

The Company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (“check-the-box”) rules.  Even though the proposed Treasury Regulations are not currently effective, they would require taxpayers that do not adopt their approach with respect to a series LLC formed after the date of the proposed Treasury Regulations to change their treatment of such series LLC once such regulations are finalized, potentially subjecting those taxpayers to substantial costs.  Although the proposed Treasury Regulations effectively penalize taxpayers that do not adopt this approach there can be no assurance as to whether the proposed Treasury Regulations will be finalized in their current form or at all.  Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge Realyinvest NNN, LLC’s treatment of each Series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, Realyinvest NNN, LLC expects that the series LLC organization would be treated as a single corporation that has elected and operated to be taxed as a REIT because Realyinvest NNN, LLC will have made an election for each Series to be taxed as a corporation and each Series will be organized and operated so as to qualify as a REIT for U.S. federal income tax purposes.  If the series LLC organization were so treated, the timing, amount and character of distributions to holders of Series NNN-1 Shares could be adversely impacted and the ability of the series LLC organization to be taxed as a REIT could be adversely impacted because the activity of each Series would be aggregated as the activities of a single REIT.  See “Failure to Qualify,” below, for a discussion of the effect of a failure to qualify as a REIT for a taxable year.

The NNN-1 Series intends to elect and qualify to be taxed as a REIT under the Internal Revenue Code, commencing with its short taxable year ending December 31, 2015.  The NNN-1 Series believes it has been organized and intends to operate in a manner that will allow it to qualify for taxation as a REIT under the Internal Revenue Code commencing with its short taxable year ending December 31, 2015. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

Qualification and taxation as a REIT depend on the NNN-1 Series' ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code.  In addition, the NNN-1 Series' ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which the NNN-1 Series invests, including the Property NNN-1 Subsidiaries.  The NNN-1 Series' ability to qualify as a REIT for a particular year also requires that the NNN-1 Series satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets in which the NNN-1 Series directly or indirectly owns an interest.  Such values may not be susceptible to a precise determination.  Accordingly, no assurance can be given that the actual results of the NNN-1 Series' operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, the NNN-1 Series' qualification and taxation as a REIT for a particular year depend upon the NNN-1 Series' ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code.  The material qualification requirements are summarized below under "—Requirements for Qualification—General." While the NNN-1 Series intends to operate so that it will qualify as a REIT, no assurance can be given that the IRS will not challenge the NNN-1 Series' qualification as a REIT, or that the NNN-1 Series will be able to operate in accordance with the REIT requirements in the future.  See "—Failure to Qualify."

Provided that the NNN-1 Series qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to holders of Series NNN-1 Shares.  This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a corporation.  Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

Holders of Series NNN-1 Shares who are noncorporate U.S. holders of Series NNN-1 Shares are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains).  With limited exceptions, however, ordinary dividends received by noncorporate U.S. holders of Series NNN-1 Shares from the NNN-1 Series or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%.  Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of a REIT, subject to special rules for certain items such as capital gains recognized by REITs.  See "—Taxation of Holders of Series NNN-1 Shares."

If the NNN-1 Series qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax as follows:

•The NNN-1 Series will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•The NNN-1 Series may be subject to the "alternative minimum tax" on its items of tax preference, if any, including any deductions of net operating losses.

•If the NNN-1 Series has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax.  See "—Requirements for Qualification—General—Prohibited Transactions" and "—Requirements for Qualification—General—Foreclosure Property" below.

•If the NNN-1 Series fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which it fails the 75% gross income test or (B) the amount by which it fails the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect its profitability.

•If the NNN-1 Series fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and it nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which the NNN-1 Series failed to satisfy the asset tests.

•If the NNN-1 Series fails to satisfy any provision of the Internal Revenue Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, it may retain its REIT qualification, but it will be required to pay a penalty of $50,000 for each such failure.

•If the NNN-1 Series fails to distribute on an annual basis at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the "required distribution," it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

•The NNN-1 Series may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of the holders of Series NNN-1 Shares, as described below in "—Requirements for Qualification—General."

•The NNN-1 Series may be subject to a 100% excise tax on some items of income and expense that are directly or constructively paid between it, its Tenants and/or any TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•If the NNN-1 Series acquires appreciated assets from a subchapter C corporation (generally a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, it will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gains on a disposition of any of the assets during the 10-year period following its acquisition of the assets from the subchapter C corporation.  The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the NNN-1 Series acquires the assets.

•The NNN-1 Series may elect to retain and pay income tax on its net long-term capital gain.  In that case, a holder of Series NNN-1 Shares would include the holder's proportionate share of the NNN-1 Series' undistributed long-term capital gain (to the extent the NNN-1 Series makes a timely designation of such gain to the holder of such Series NNN-1 Shares) in the holder of such Series NNN-1 common share's income, would be deemed to have paid the tax that the holder of such Series NNN-1 Shares paid on such gain, and would be allowed a credit for the holder of such Series NNN-1 common share's proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the holder of Series NNN-1 common share's basis in such Series NNN-1 Shares.  Holders of Series NNN-1 Shares that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

•The NNN-1 Series may have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including any TRSs, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, the NNN-1 Series and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, transfer, franchise, property and other taxes.  The NNN-1 Series could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

In connection with this offering, Realyinvest NNN, LLC intends for the NNN-1 Series to elect and qualify to be taxed as a REIT under the Internal Revenue Code commencing with its short taxable year ending December 31, 2015.  Realyinvest NNN, LLC believes that the NNN-1 Series has been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT.  To qualify as a REIT, the NNN-1 Series must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of its shares.  If the NNN-1 Series fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which it failed to qualify as a REIT.  Even if the NNN-1 Series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property.  Any distributions paid by the NNN-1 Series generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)that is managed by one or more trustees or directors;

(2)the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12-months, or during a proportionate part of a taxable year of less than 12-months;

(6)in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

(7)that makes an election to be taxable as a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year;

(9)that uses the calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and regulations thereunder; and

(10)that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12-months, or during a proportionate part of a shorter taxable year.  Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made.  Our operating agreement provides restrictions regarding the ownership and transfer of Series NNN-1 Shares, which are intended, among other purposes, to assist the NNN-1 Series in satisfying the share ownership requirements described in conditions (5) and (6) above.  The NNN-1 Series intends to monitor the beneficial owners of the its shares to ensure that its shares are at all times beneficially owned by 100 or more persons, but no assurance can be given that the NNN-1 Series will be successful in this regard.  For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit-sharing trust.

To monitor compliance with the share ownership requirements, the NNN-1 Series is required to maintain records regarding the actual ownership of its shares.  To do so, the NNN-1 Series must demand written statements each year from the record holders of significant percentages of its shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us).  A list of those persons failing or refusing to comply with this demand must be maintained as part of its records.  Failure by the NNN-1 Series to comply with these record-keeping requirements could subject the NNN-1 Series to monetary penalties.  If the NNN-1 Series satisfies these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, it will be deemed to have satisfied such condition.  A holder of shares Series NNN-1 Shares that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with the holder's tax return disclosing the actual ownership of the shares and other information.

With respect to condition (8), the NNN-1 Series believes it will not initially have any earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation.

With respect to condition (9), the NNN-1 Series intends to elect to be taxed as a REIT beginning with our 2015 taxable year, and to adopt December 31 as its taxable year-end and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership of LLC Interests.  In the case of a REIT that is a partner in a partnership, or member of an LLC, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below.  However, solely for purposes of the 10% value test described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code.  In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT.  Thus, the NNN-1 Series' proportionate share of the assets and items of income of a partnership in which it owns an equity interest, including each Property NNN-1 Subsidiary, is treated as the NNN-1 Series' assets and items of income for purposes of applying the REIT requirements described below.  Consequently, to the extent that the NNN-1 Series directly or indirectly holds a preferred or other equity interest in a partnership, including each Property NNN-1 Subsidiary, the partnership's assets and operations may affect the NNN-1 Series' ability to qualify as a REIT, even though it may have no control, or only limited influence, over the partnership.

An investment in a partnership involves special tax considerations.  For example, it is possible that the IRS could treat a subsidiary partnership as a corporation for U.S. federal income tax purposes.  In this case, the subsidiary partnership would be subject to entity-level tax and the character of the NNN-1 Series' assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT.  See "—Failure to Qualify" below.  In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership.  In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes.  These rules could adversely affect the NNN-1 Series, for example, by requiring that a lower amount of depreciation deductions be allocated to the NNN-1 Series, which in turn would cause it to have a greater amount of taxable income without a corresponding increase in cash and result in a greater portion of the NNN-1 Series' distributions being taxed as dividend income.

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below.  Generally, a qualified REIT subsidiary is any corporation, other than a TRS, as described below under "—Requirements for Qualification—General—Effect of Subsidiary Entities—Taxable REIT Subsidiaries," that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two.  Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests.  Disregarded subsidiaries, along with partnerships in which the NNN-1 Series holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

In the event that a disregarded subsidiary ceases to be wholly owned by the NNN-1 Series —for example, if any equity interest in the subsidiary is acquired by a person other than the NNN-1 Series or another disregarded subsidiary of the NNN-1 Series —the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes.  Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation.  Such an event could, depending on the circumstances, adversely affect the NNN-1 Series' ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.  See "—Requirements for Qualification—General—Asset Tests" and "—Requirements for Qualification—General—Gross Income Tests."

Taxable REIT Subsidiaries.  A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS.  The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes.  Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise taxes on its earnings, which may reduce the cash flow generated by the NNN-1 Series and its subsidiaries in the aggregate, and the NNN-1 Series' ability to make distributions to holders of Series NNN-1 Shares.  The NNN-1 Series' TRSs may invest in assets and engage in activities that could not be held or conducted directly by it without jeopardizing its qualification as a REIT.

For purposes of the gross income and asset tests applicable to REITs, a REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends that it receives from the subsidiary.  This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.  Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that a REIT, due to the requirements applicable to REITs, might otherwise not be able to undertake directly or through pass-through subsidiaries (or, if such activities could be undertaken, it would only be in a commercially unfeasible manner.  If dividends are paid to the NNN-1 Series by one or more TRSs it may own, then a portion of the dividends that it distributes to the holders of Series NNN-1 Shares who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates.  See “-Taxation of Holders of NNN-1 Series Shares-Taxation of Taxable U.S. Holders of NNN-1 Series Shares” and “-Requirements for Qualification-General-Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation.  First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year).  In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its Tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents received by the NNN-1 Series that include amounts for services furnished by a TRS to any of its tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code.  Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to the NNN-1 Series by tenants leasing at least 25% of the net leasable space at a property that are not receiving services from the TRS are substantially comparable to the rents paid to the NNN-1 Series by tenants leasing comparable space at such property and that are receiving such services from the TRS (and the charge for the services is separately stated); or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

Gross Income Tests

In order to maintain the NNN-1 Series' qualification as a REIT, the NNN-1 Series annually must satisfy two gross income tests.  First, at least 75% of the NNN-1 Series' gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gain from the disposition of shares of other REITs, interest income derived from obligations secured by mortgages on real property or on interests in real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments.  Second, at least 95% of the NNN-1 Series' gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Rents received by the NNN-1 Series will qualify as “rents from real property” in satisfying the 75% gross income test described above only if several conditions are met, including the following.  The rent must not be based in whole or in part on the income or profits of any person.  However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales or being based on the net income or profits of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by the NNN-1 Series.  If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under, or in connection with, the lease.  Moreover, for rents received to qualify as rents from real property, the NNN-1 Series generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which the NNN-1 Series derives no income, or through a TRS.  The NNN-1 Series is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.  In addition, the NNN-1 Series may directly or indirectly provide non-customary services to tenants of the NNN-1 Series’ property if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year.  In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property.  If, however, the gross income from such non-customary services exceeds this 1% threshold, none of the gross income derived from the property for the relevant property is treated as rents from real property.  For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.  Moreover, the NNN-1 Series is permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property.  Also, rental income will qualify as rents from real property only to the extent it is not treated as “related party rent,” which generally includes rent from a tenant if the NNN-1 Series directly or indirectly (through application of certain constructive ownership rules) owns, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.  However, rental payments from a TRS will qualify as rents from real property even if the NNN-1 Series owns more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Unless the NNN-1 Series determines that the resulting non-qualifying income under any of the following situations, taken together with all other non-qualifying income earned by it in the taxable year, will not jeopardize its qualification as a REIT, it does not intend to:

•charge rent for property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•rent property to a related party tenant, including any TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

•derive rental income attributable to personal property other than personal property leased in connection with the lease of property, the amount of which is no more than 15% of the total rent received under the lease; or

•directly perform services considered to be non-customary or rendered to the occupant of the Property.

The NNN-1 Series may receive distributions from its TRSs or other C corporations that are neither REITs nor qualified REIT subsidiaries.  These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation.  Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.  Any dividends received by the NNN-1 Series from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

The NNN-1 Series may enter into hedging transactions with respect to one or more of its assets or liabilities.  Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments.  Except to the extent provided by Treasury Regulations, any income from a hedging transaction the NNN-1 Series enters into (1) in the normal course of the NNN-1 Series' business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which the NNN-1 Series clearly identifies as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests.  To the extent that the NNN-1 Series enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests.  The NNN-1 Series intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Failure to Satisfy the Gross Income Tests

The NNN-1 Series intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests.  If the NNN-1 Series fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Internal Revenue Code.  These relief provisions will generally be available if the failure of the NNN-1 Series to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, the NNN-1 Series sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations.  It is not possible to state whether the NNN-1 Series would be entitled to the benefit of these relief provisions in all circumstances.  If these relief provisions are inapplicable to a particular set of circumstances involving the NNN-1 Series, the NNN-1 Series will not qualify as a REIT.  As discussed above under "—Taxation of the NNN-1 Series—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which the NNN-1 Series fails to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter of its taxable year, the NNN-1 Series must also satisfy four tests relating to the nature of its assets.  First, at least 75% of the value of the NNN-1 Series' total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital.  For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, and certain kinds of mortgage-backed securities and mortgage loans.  Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, subject to certain exceptions described below, the value of any one issuer's securities owned by the NNN-1 Series may not exceed 5% of the value of its total assets. Third, subject to certain exceptions described below, the NNN-1 Series may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value.  Fourth, the aggregate value of all securities of any TRSs held by the NNN-1 Series may not exceed 25% of the value of its total assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% asset test described above.  In addition, the 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT.  For these purposes, (1) a REIT's interest as a partner in a partnership is not considered a security; (2) any debt instrument issued by a partnership (other than straight debt or another security that is excluded from the 10% value test) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.  For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if the NNN-1 Series, and any of its "controlled taxable REIT subsidiaries," as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partners).

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of a quarter, the NNN-1 Series will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset).  If the NNN-1 Series fails to satisfy the asset tests because the NNN-1 Series acquires or increases its ownership interest in securities during a quarter, the NNN-1 Series can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter.  If the NNN-1 Series fails the 5% asset test, the 10% vote test, or the 10% value test at the end of any quarter, and such failure is not cured within 30 days thereafter, the NNN-1 Series may dispose of sufficient assets (generally, within six months after the last day of the quarter in which its identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000.  If the NNN-1 Series fails any of the other asset tests, or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as the failure was due to reasonable cause and not willful neglect, the NNN-1 Series is permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which its identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of (A) $50,000 or (B) an amount determined by multiplying the net income generated by the non-qualifying assets during the period in which the NNN-1 Series failed to satisfy the relevant asset test by (2) the highest corporate tax rate (currently 35%).

The NNN-1 Series believes its holding of the property, temporary investments, cash and any TRSs the NNN-1 Series may form will comply with the foregoing REIT asset requirements, and the NNN-1 Series intends to monitor compliance with such tests on an ongoing basis.  There can be no assurance, however, that the NNN-1 Series will be successful in this effort.  Moreover, the values of some of the NNN-1 Series' assets, including the securities of its TRSs or other non-publicly traded investments, may not be susceptible to a precise determination and are subject to change in the future.  Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.  Accordingly, there can be no assurance that the IRS will not contend that the NNN-1 Series' assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, the NNN-1 Series is required to distribute dividends, other than capital gain dividends, to holders of Series NNN-1 Shares each year in an amount at least equal to:

(1)the sum of:

a)90% of its "REIT taxable income" (computed without regard to its deduction for dividends paid and its net capital gains), and

b)90% of the net income from foreclosure property (after tax) as described below, and recognized built-in gain, as discussed above, minus

(2)the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to holders of Series NNN-1 Shares of record on a specified date in any such month, and are actually paid before the end of January of the following year.  Such distributions are treated as both paid by the NNN-1 Series and received by each holder of Series NNN-1 Shares on December 31 of the year in which they are declared.  In addition, at the NNN-1 Series' election, a distribution for a taxable year may be declared before the NNN-1 Series timely files its tax return for the year, provided the NNN-1 Series pays such distribution with or before its first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to holders of Series NNN-1 Shares in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards the NNN-1 Series' distribution requirement, and to give rise to a tax deduction to the NNN-1 Series, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among its different classes of stock as set forth in the NNN-1 Series' organizational documents.

To the extent that the NNN-1 Series distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, the NNN-1 Series will be subject to tax at ordinary corporate tax rates on the retained portion.  In addition, the NNN-1 Series may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains.  In this case, the NNN-1 Series would elect to have holders of Series NNN-1 Shares include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by the NNN-1 Series.  Holders of Series NNN-1 Shares would then increase their adjusted basis in such Series NNN-1 Shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If the NNN-1 Series fails to distribute on an annual basis at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, the NNN-1 Series will be subject to a nondeductible 4% excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which the NNN-1 Series has paid corporate income tax.  The NNN-1 Series intends to distribute its net income to its shareholders in a manner that satisfies the REIT 90% distribution requirement and that protects it from being subject to U.S. federal income tax on its income and the 4% nondeductible excise tax.

It is possible that the NNN-1 Series, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by it for U.S. federal income tax purposes.  In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.  In the case of a taxable stock dividend, holders of Series NNN-1 Shares would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of Series NNN-1 Shares.  Both a taxable stock distribution and sale of Series NNN-1 Shares resulting from such distribution could adversely affect the price of Series NNN-1 Shares.

The NNN-1 Series may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to holders of Series NNN-1 Shares in a later year, which may be included in its deduction for dividends paid for the earlier year.  In this case, the NNN-1 Series may be able to avoid losing its REIT qualification.  However, the NNN-1 Series will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

The NNN-1 Series is required to maintain records and request on an annual basis information from specified holders of Series NNN-1 Shares.  These requirements are designed to assist the NNN-1 Series in determining the actual ownership of its outstanding stock and maintaining its qualification as a REIT.

Prohibited Transactions

Net income the NNN-1 Series derives from a prohibited transaction is subject to a 100% tax.  The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT.  The NNN-1 Series intends to conduct its operations so that the Property and any other asset owned by it or its pass-through subsidiaries will not be held as inventory or primarily for sale to customers, and that a sale of any such assets will not be in the ordinary course of business.  However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances.  No assurance can be given that any particular property in which the NNN-1 Series holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code discussed below that prevent such treatment will apply.  The 100% tax will not apply to gains from the sale of property by the NNN-1 Series' TRSs or other taxable corporations, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

The Internal Revenue Code provides a safe harbor that, if met, allows the NNN-1 Series to avoid being treated as engaged in a prohibited transaction.  In order to meet the safe harbor, among other things, (i) the NNN-1 Series must have held the property for at least two years for the production of rental income (and, in the case of property which consists of land or improvements not acquired through foreclosure, the NNN-1 Series must have held the property for two years for the production of rental income), (ii) the NNN-1 Series capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) the NNN-1 Series (a) has seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) either (I) the aggregate adjusted tax basis of property sold during the year of sale is 10% or less of the aggregate adjusted tax basis of all of its assets as of the beginning of the taxable year, or (II) the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of its assets as of the beginning of the taxable year, and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom the NNN-1 Series derives no income.  For these purposes, the sale of more than one property to one buyer as part of one transaction constitutes one sale.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.  REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test.  Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Although not currently expected, to the extent that the NNN-1 Series acquires non-performing or distressed debt secured by a real estate asset with a view to subsequently taking control of the collateral (i.e., loan-to-own investments), any property that the NNN-1 Series acquires through such a transaction will not qualify to be treated as foreclosure property because it will not satisfy condition (2) in the preceding paragraph.  However, provided that the income generated by such property is qualifying income for purposes of the 75% gross income test, such income will not be subject to tax at the maximum corporate rate assuming that it is currently distributed to holders of Series NNN-1 Shares.  See "—Requirements for Qualification—General—Annual Distribution Requirements."

Failure to Qualify

In the event that the NNN-1 Series violates a provision of the Internal Revenue Code that would result in its failure to qualify as a REIT in any taxable year, the NNN-1 Series may nevertheless continue to qualify as a REIT.  Specified relief provisions will be available to the NNN-1 Series to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) the NNN-1 Series pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).  This cure provision reduces the instances that could lead to its disqualification as a REIT for violations due to reasonable cause.  If the NNN-1 Series fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, the NNN-1 Series will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates.  Distributions to holders of Series NNN-1 Shares in any year in which the NNN-1 Series is not a REIT will not be deductible by it, nor will they be required to be made.  In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to holders of Series NNN-1 Shares will generally be taxable in the case of noncorporate U.S. holders of Series NNN-1 Shares at a maximum rate of 20% and dividends in the hands of its corporate U.S. holders of Series NNN-1 Shares may be eligible for the dividends received deduction.  Unless the NNN-1 Series is entitled to relief under the specific statutory provisions, the NNN-1 Series will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.  It is not possible to state whether the NNN-1 Series will be entitled to statutory relief in all circumstances.  Even if the NNN-1 Series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property. Any distributions paid by the NNN-1 Series generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations.

Tax Aspects of Investments in Partnerships

General

The NNN-1 Series will hold the Property through the NNN-1 Subsidiary, which intend to be taxed as partnerships for U.S. federal income tax purposes may hold other property through an entity that is classified as a partnership for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership.  The NNN-1 Series will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests, based on its capital interest in such partnership, and in the computation of the NNN-1 Series' REIT taxable income.  Moreover, for purposes of the REIT asset tests, the NNN-1 Series includes its proportionate share of assets held by subsidiary partnerships, based on its capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of its interest in partnership assets will be based on the NNN-1 Series' proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code).  Consequently, to the extent that the NNN-1 Series holds an equity interest in a partnership, the partnership's assets and operations may affect its ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over the partnership.

Taxation of Holders of Series NNN-1 Shares

General

This section summarizes the taxation of U.S. holders of Series NNN-1 Shares that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Series NNN-1 Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding Series NNN-1 Shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of Series NNN-1 Shares by the partnership.

Distributions.  Provided that the NNN-1 Series qualifies as a REIT, distributions made to taxable U.S. holders of Series NNN-1 Shares out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by such holders as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.  In determining the extent to which a distribution with respect to Series NNN-1 Shares constitutes a dividend for U.S. federal income tax purposes, its earnings and profits will be allocated first to distributions with respect to its preferred stock, if any is outstanding, and then to its common stock.  Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to noncorporate U.S. holders of Series NNN-1 Shares who receive dividends from taxable subchapter C corporations.

In addition, distributions from the NNN-1 Series that are designated as capital gain dividends will be taxed to taxable U.S. holders of Series NNN-1 Shares as long-term capital gains, to the extent that they do not exceed the NNN-1 Series' actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held such Series NNN-1 Shares.  To the extent that the NNN-1 Series elects under the applicable provisions of the Internal Revenue Code to retain its net capital gains, U.S. holders of Series NNN-1 Shares will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

U.S. holders of Series NNN-1 Shares will increase their adjusted tax basis in such Series NNN-1 Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by the NNN-1 Series.  Corporate U.S. holders of Series NNN-1 Shares may be required to treat up to 20% of some capital gain dividends as ordinary income.  Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of noncorporate U.S. holders of Series NNN-1 Shares, and 35% for corporations.  Capital gains attributable to the sale of depreciable real property held for more than 12-months are subject to a 25% maximum U.S. federal income tax rate for noncorporate U.S. holders of Series NNN-1 Shares, to the extent of previously claimed depreciation deductions.

A portion of the NNN-1 Series' distributions may be treated as a return of capital for U.S. federal income tax purposes.  As a general matter, a portion of the NNN-1 Series' distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of its distributions for a year exceeds its current and accumulated earnings and profits for that year.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's Series NNN-1 Shares, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.  As a general matter, any such gain will be long-term capital gain if Series NNN-1 Shares have been held for more than one year.  In addition, any dividend declared by the NNN-1 Series in October, November or December of any year and payable to a U.S. holder of Series NNN-1 Shares of record on a specified date in any such month will be treated as both paid by the NNN-1 Series and received by a U.S. holder of Series NNN-1 Shares on December 31 of such year, provided that the dividend is actually paid by the NNN-1 Series before the end of January of the following calendar year.

With respect to noncorporate U.S. holders of Series NNN-1 Shares, the NNN-1 Series may elect to designate a portion of its distributions paid to such U.S. holders of Series NNN-1 Shares as "qualified dividend income."  A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. holders of Series NNN-1 Shares as capital gain, provided that the U.S. holder of Series NNN-1 Shares has held such Series NNN-1 Shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such Series NNN-1 Shares became ex-dividend with respect to the relevant distribution.  The maximum amount of the NNN-1 Series' distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)the qualified dividend income received by the NNN-1 Series during such taxable year from subchapter C corporations (including any TRSs);

(2)the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by the NNN-1 Series with respect to such undistributed REIT taxable income; and

(3)the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time its REIT election became effective over the U.S. federal income tax paid by the NNN-1 Series with respect to such built-in gain.

Generally, dividends that the NNN-1 Series receives will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic subchapter C corporation, such as any TRSs, and specified holding period and other requirements are met.

To the extent that the NNN-1 Series has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.  See "—Requirements for Qualification—General—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. holders of Series NNN-1 Shares and do not offset income of U.S. holders of Series NNN-1 Shares from other sources, nor do they affect the character of any distributions that are actually made by the NNN-1 Series, which are generally subject to tax in the hands of U.S. holders of Series NNN-1 Shares to the extent that the NNN-1 Series has current or accumulated earnings and profits.

Dispositions of Series NNN-1 Shares.  In general, a U.S. holder of Series NNN-1 Shares will realize gain or loss upon the sale, redemption or other taxable disposition of Series NNN-1 Shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis in Series NNN-1 Shares at the time of the disposition.  A U.S. holder's adjusted tax basis in Series NNN-1 Shares generally will equal the U.S. holders acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder of Series NNN-1 Shares (as discussed above), less tax deemed paid on it and reduced by returns of capital.  In general, capital gains recognized by individuals and other noncorporate U.S. holders of Series NNN-1 Shares upon the sale or disposition of Series NNN-1 Shares will be subject to a maximum U.S. federal income tax rate of 20% if such Series NNN-1 Shares were held for more than 12-months, and will be taxed at ordinary income rates (of up to 39.6%) if such Series NNN-1 Shares are held for 12-months or less.  Gains recognized by U.S. holders of Series NNN-1 Shares that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate holders) to a portion of capital gain realized by a noncorporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

Prospective U.S. holders of Series NNN-1 Shares are advised to consult their tax advisors with respect to their capital gain tax liability.  Capital losses recognized by a U.S. holder of Series NNN-1 Shares upon the disposition of Series NNN-1 Shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of noncorporate taxpayers, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of Series NNN-1 Shares by a U.S. holder who has held such Series NNN-1 Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from the NNN-1 Series that were required to be treated by the U.S. holder of such Series NNN-1 Shares as long-term capital gain.

If a U.S. holder of Series NNN-1 Shares recognizes a loss upon a subsequent disposition of its Series NNN-1 Shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS.  Although these regulations are directed towards "tax shelters," they are written quite broadly and apply to transactions that would not typically be considered tax shelters.  Significant penalties apply for failure to comply with these requirements.  You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of Series NNN-1 Shares, or transactions that might be undertaken directly or indirectly by us.  Moreover, you should be aware that the NNN-1 Series and other participants in transactions involving the NNN-1 Series (including its advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by the NNN-1 Series and gain arising from the sale or exchange by a U.S. holder of Series NNN-1 Shares will not be treated as passive activity income.  As a result, U.S. holders of Series NNN-1 Shares will not be able to apply any "passive losses" against income or gain relating to Series NNN-1 Shares.  Distributions made by the NNN-1 Series, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.  A U.S. holder of Series NNN-1 Shares that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. holders of Series NNN-1 Shares that are individuals, estates, or trusts are required to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock.

Taxation of Tax-Exempt U.S. Holders of NNN-1 Series Shares

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  However, they are subject to taxation on their unrelated business taxable income, which is referred to in this registration statement as unrelated business taxable income, or "UBTI." Although many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI.  Based on that ruling, and provided that (1) a tax-exempt U.S. holder has not held Series NNN-1 Shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt U.S. holder of Series NNN-1 Shares), and

(2) Series NNN-1 Shares are not otherwise used in an unrelated trade or business, distributions from the NNN-1 Series and income from the sale of Series NNN-1 Shares generally should not give rise to UBTI to a tax-exempt U.S. holder.

Tax-exempt U.S. holders of Series NNN-1 Shares that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in Series NNN-1 Shares.  These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of the NNN-1 Series could be required to treat a percentage of the dividends from the NNN-1 Series as UBTI if the NNN-1 Series is a "pension-held REIT." The NNN-1 Series will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of its stock or (B) a group of pension trusts, each individually holding more than 10% of the value of its stock, collectively owns more than 50% of such stock and (2) the NNN-1 Series would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts will be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Tax-exempt U.S. holders of Series NNN-1 Shares are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of its stock.

Taxation of Non-U.S. Holders of NNN-1 Series Shares

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Series NNN-1 Shares applicable to non-U.S. holders.  The discussion is based on current law and is for general information only.  It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. holders of Series NNN-1 Shares payable out of the NNN-1 Series' earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. holder of Series NNN-1 Shares generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.  Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. holders of Series NNN-1 Shares will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Series NNN-1 Shares.  In cases where the dividend income from a non-U.S. holder's investment in its Series NNN-1 Shares is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders of Series NNN-1 Shares are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. holder of Series NNN-1 Shares that is a corporation.

Non-Dividend Distributions.  Unless (1) the Series NNN-1 Shares constitute a U.S. real property interests, or "USRPIs," or (2) either (A) the non-U.S. holder's investment in Series NNN-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder of Series NNN-1 Shares (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders of Series NNN-1 Shares with respect to such gain) or (B) the non-U.S. holder of Series NNN-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not treated as dividends for U.S. federal income tax purposes (i.e., not treated as being paid out of the NNN-1 Series' current and accumulated earnings and profits) will not be subject to U.S. federal income tax.  If it cannot be determined at the time at which a distribution is made whether or not the distribution will constitute a dividend for U.S. federal income tax purposes, the distribution will be subject to withholding at the rate applicable to dividends.  However, the non-U.S. holder of Series NNN-1 Shares may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of its current and accumulated earnings and profits and, therefore, did not constitute a dividend for U.S. federal income tax purposes.  In addition, if the Series NNN-1 Shares constitute USRPIs, as described below, distributions by the NNN-1 Series in excess of the sum of its earnings and profits plus the non-U.S. holder's adjusted tax basis in its Series NNN-1 Shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of Series NNN-1 Shares of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding tax (at a rate of 10%) of the amount by which the distribution exceeds the holder of Series NNN-1 common share's share of the NNN-1 Series' earnings and profits plus the holder's adjusted basis in its stock.  As discussed below, the NNN-1 Series expects that the Series NNN-1 Shares will not be treated as USRPIs in the hands of a non-U.S. holder who holds less than 5% of the Series NNN-1 Shares.

Because it will not generally be possible for us to determine the extent to which a distribution will be from the NNN-1 Series current or accumulated earnings and profits at the time the distribution is made, the NNN-1 Series intends to withhold and remit to the IRS 30% of distributions to non-U.S. holders of Series NNN-1 Shares (other than distributions that are deemed to be attributable to USRPI capital gains, as described in greater detail below) unless (i) a lower treaty rate applies and the non-U.S. holder of Series NNN-1 Shares provides an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate with us or (ii) the non-U.S. holder of Series NNN-1 Shares files an IRS Form W-8ECI with the NNN-1 Series claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.  However, if the NNN-1 Series determines that any of the shares held by a non-U.S. holder is likely to be treated as a USRPI, the NNN-1 Series intends to withhold and remit to the IRS at least 10% of distributions on such shares even if a lower rate would apply under the preceding discussion.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. holder of Series NNN-1 Shares, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or "USRPI capital gains," will be considered effectively connected with a U.S. trade or business of the non-U.S. holder of Series NNN-1 Shares and will be subject to U.S. federal income tax at the rates applicable to U.S. holders of Series NNN-1 Shares, without regard to whether the distribution is designated as a capital gain dividend.  In addition, the NNN-1 Series will be required to withhold tax equal to 35% of the amount of any distribution to the extent it is attributable to USRPI capital gains.  Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder of Series NNN-1 Shares that is a corporation.  However, this 35% tax will not apply to any distribution with respect to any class of the NNN-1 Series stock which is "regularly traded" on an established securities market located in the United States (as defined by applicable Treasury Regulations) if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend.  Instead, any such distribution will be treated as a distribution subject to the rules discussed above under "—Taxation of Holders of NNN-1 Series Shares—Taxation of Non-U.S. Holders of NNN-1 Series Shares—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution.

Capital gain dividends received by a non-U.S. holder from a REIT that are not attributable to USRPI capital gains, if any, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in Series NNN-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders of Series NNN-1 Shares with respect to such gain) or (2) the non-U.S. holder of Series NNN-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).  The NNN-1 Series intends to withhold and remit to the IRS 35% of a distribution to a non-U.S. holder of Series NNN-1 Shares only to the extent that such distribution is attributable to USRPI capital gains.  The amount withheld is creditable against the non-U.S. holder of Series NNN-1 common share’s U.S. federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS.

Dispositions of Series NNN-1 Shares.  Unless the Series NNN-1 Shares constitute a USRPI, a sale of Series NNN-1 Shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA.  The Series NNN-1 Shares will not be treated as a USRPI if the NNN-1 Series is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of Series NNN-1 Shares or the period of existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. holders of Series NNN-1 Shares. The NNN-1 Series expects to be a domestically controlled qualified investment entity and, therefore, the sale of Series NNN-1 Shares should not be subject to taxation under FIRPTA. Because the Series NNN-1 Shares will be publicly traded, however, no assurance can be given that the NNN-1 Series will be a domestically controlled qualified investment entity.

Specific “wash sale” rules applicable to sales of shares in a REIT could result in gain recognition, taxable under FIRPTA, upon the sale of Series NNN-1 Shares.  These rules would apply if a non-U.S. holder (1) disposes of Series NNN-1 Shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. holder as gain from the sale or exchange of a USRPI, (2) is treated as acquiring, or as entering into a contract or option to acquire, other Series NNN-1 Shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if Series NNN-1 Shares are “regularly traded” on an established securities market in the United States, such non-U.S. holder has owned more than 5% of the Series NNN-1 Shares at any time during the one-year period ending on the date of such distribution.

In the event that the NNN-1 Series does not constitute a domestically controlled qualified investment entity, a non-U.S. holder’s sale of Series NNN-1 Shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the Series NNN-1 Shares are “regularly traded on an established securities market located in the United States” (as defined by applicable Treasury Regulations) and (2) the selling non-U.S. holder owned, actually or constructively, 5% or less of the outstanding Series NNN-1 Shares at all times during the five-year period ending on the date of sale.  The NNN-1 Series believes that the Series NNN-1 Shares will be regularly traded on an established securities market located in the United States; however, no assurance can be given that the Series NNN-1 Shares will continue to be regularly traded on an established securities market located in the United States.

If gain on the sale of Series NNN-1 Shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder of Series NNN-1 Shares with respect to such gain, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals), and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Series NNN-1 Shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in the Series NNN-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder of Series NNN-1 Shares will be subject to the same treatment as a U.S. holder of Series NNN-1 Shares with respect to such gain or (2) if the non-U.S. holder of Series NNN-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

The NNN-1 Series will report to U.S. holders of Series NNN-1 Shares and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a U.S. holder of Series NNN-1 Shares may be subject to backup withholding (the current rate is 28%) with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. holder of Series NNN-1 Shares that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  In addition, the NNN-1 Series may be required to withhold a portion of capital gain distribution to any U.S. holder of Series NNN-1 Shares who fails to certify its non-foreign status.

The NNN-1 Series must report annually to the IRS and to each non-U.S. holder of Series NNN-1 Shares the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder of Series NNN-1 Shares resides under the provisions of an applicable income tax treaty.  A non-U.S. holder of Series NNN-1 Shares may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of Series NNN-1 Shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of Series NNN-1 Shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act, or the FATCA

Under Section 1471 through 1474 of the Internal Revenue Code, provisions commonly known as “FATCA”, together with administrative guidance and certain intergovernmental agreements, or IGAs, entered into thereunder, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities unless the entity qualifies for an exemption. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, Series NNN-1 Shares paid to: (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders to the IRS (or, if it is located in an jurisdiction that has entered into an IGA, to its own government which, in turn, will provide such information to the IRS) and meets certain other specified requirements; and (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Distributions and proceeds from a sale or other disposition of Series NNN-1 Shares that are treated as giving rise to income effectively connected with the conduct of a U.S. trade or business are not subject to FACTA withholding, however. These rules will apply with respect to payments of dividends on Series NNN-1 Shares and payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. holders and non-U.S. holders of Series NNN-1 Shares are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

State, Local and Foreign Taxes

The NNN-1 Series and its subsidiaries and holders of Series NNN-1 Shares may be subject to state, local and foreign taxation in various jurisdictions, including those in which holders or the NNN-1 Series transact business, own property or reside.  The state, local or foreign tax treatment of the NNN-1 Series and holders of Series NNN-1 Shares may not conform to the U.S. federal income tax treatment discussed above.  Any foreign taxes incurred by us would not pass through to holders of Series NNN-1 Shares as a credit against their U.S. federal income tax liability.  Prospective investors should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in Series NNN-1 Shares.

Proposed Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department.  No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the NNN-1 Series and holders of Series NNN-1 Shares may be enacted.  Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in Series NNN-1 Shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Shares.  Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code).  A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.  In addition, the fiduciary of the plan that is engaged in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code.  Thus, a plan fiduciary considering an investment in the Shares also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA.  Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply.  The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred).  The Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another.  A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.  We expect the Series NNN-1 Shares to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances.  The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.”  We believe that the restrictions imposed under our charter on the transfer of our Shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of Shares to be “freely transferable.”  The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the Shares will be “widely held” and “freely transferable,” we believe that our Shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our Shares.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Shares are entitled to review copies of any other agreements relating to any Series of Shares described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Shares, the Company, the Manager and other matters relating to the offer and sale of the Series Shares under this Offering Circular.  The Company will afford the potential Investors in the Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RealyInvest NNN, LLC

2000 PGA Boulevard, Suite 4440

Palm Beach Gardens, Florida

E-Mail: jeff@realyinvest.com

Attention:

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

INDEPENDENT AUDITORS’ REPORT

To the Manager and Member

REALYINVEST NNN LLC

Report on the Financial Statements

We have audited the accompanying financial statements of REALYINVEST NNN LLC (the “Company”), a Delaware limited liability company, which comprise the balance sheet as of December 31, 2020, and the related statements of operations and member's equity, and of cash flows for the period from Inception (March 17, 2020) to December 31, 2020, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REALYINVEST NNN LLC as of December 31, 2020, and the results of its operations and its cash flows for the period from Inception (March 17, 2020) through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

continued

INDEPENDENT AUDITOR'S REPORT, continued

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is newly formed and has not yet commenced planned principal operations nor generated revenues or profits since Inception. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Newport Beach, California

February 25, 2021

REALYINVEST NNN, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2020

ASSETS

Real estate held for investment	$-0-

Cash	2,002

Deferred offering costs	-0-

Total assets	$2,002

LIABILITIES AND MEMBER’S EQUITY

Advances from related party	$2,002

Total liabilities	2,002

Commitments and contingencies (Note 4)

Member’s Equity (Note 5)	-0-

Total liabilities and member’s equity	$2,002

See accompanying notes to the financial statements.

REALYINVEST NNN, LLC

STATEMENT OF OPERATIONS AND MEMBER’S EQUITY

FOR THE PERIOD BEGINNING MARCH 17, 2020

AND ENDING DECEMBER 31, 2020

Revenues	$-0-

Operating Expenses	-0-

Net loss	-0-

Member’s equity, beginning of period	$-0-

Member’s equity, end of period	$-0-

See accompanying notes to the financial statements.

REALYINVEST NNN, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD BEGINNING MARCH 17, 2020

AND ENDING DECEMBER 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$-0-

Net cash flows from operating activities	-0-

CASH FLOWS FROM FINANCING ACTIVITIES

Advances from related party	7,700
Repayment of advances from related party	(5,698)

Net cash flows from Financing activities	2,002

Increase in cash	2,002

Cash, beginning of period	-0-

Cash, end of period	$2,002

Supplemental disclosures of cash flow information:

Cash paid for interest	$-0-

Cash paid for income taxes	$-0-

See accompanying notes to the financial statements.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:  ORGANIZATION AND NATURE OF OPERATIONS

Realyinvest NNN, LLC (the “Company”) was formed on March 17, 2020, as a Delaware series limited liability company.  The Company’s headquarters are located in Palm Beach Gardens, Florida. The Company intends to form Series NNN-1 and then offer membership interests in this series to raise up to $2,250,000 under Tier 2 of Regulation A.  No underwriter has been engaged in connection with this offering of membership interests.  The Company intends to distribute all offerings of membership interests through the RealyInvest platform to primarily individual non-accredited investors.  The RealyInvest platform is owned and operated by RealyInvest, Inc. (RII). RII is owned by RealyInvest Holdings, Inc. (Holdings).  RealyInvest, LLC (Manager), a single member entity owned by Holdings, is the manager of the Company and each series to be organized thereunder.

Series NNN-1, together with a wholly-owned LLC subsidiary to be formed, will rely on advances on a credit facility provided by Realy Finance, LLC, a single member entity owned by Holdings. Series NNN-1 through its subsidiary will use advances on this credit facility to acquire a single commercial real estate property that is subject to a long-term existing triple net or double net lease to a single corporate tenant.  Series NNN-1 will then conduct the offering of membership interests as discussed above.  The proceeds from the offering of membership interests in Series NNN-1 will be utilized to repay advances on the credit facility.  See Note 3 for additional terms of credit facility.  Thereafter, Series NNN-1 and its subsidiary will collect rents, maintain the property, service debts and pay dividends.

Subsequent to the offering of membership interests in Series NNN-1, the Company may establish additional Series and offer membership interests in the new Series with the intent of acquiring a single commercial real estate property for that Series.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOOUNTING POLICIES

Going Concern and Management’s Plans

We recently commenced operations and we require significant capital to acquire our first property. These factors raise substantial doubt about the Company’s ability to continue as a going concern. A related entity has provided a credit facility to acquire our first property.  We will not benefit from the credit facility unless we raise the minimum offering amount of $500,000.  In addition, we may not be able to fully repay this credit facility unless we raise the maximum offering amount of $2,250,000.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

Going Concern and Management’s Plans (Continued)

We expect to complete an equity offering during the next three to six months. In the meantime, the related party intends to fund the Company’s operations.  There are no assurances that we will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of capital, we may be required to reduce or cease the offering of securities.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (US GAAP).  The Company’s financial statements are presented on a non-classified balance sheet since expected primary operating assets and liabilities will be non-current.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability.  There are three levels of inputs that may be used to measure fair value:

Level 1	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near the near future.

Risks and Uncertainties

The Company has no operating history and has not generated revenue or commenced operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to: its ability to raise sufficient funds from investors to acquire commercial real estate, the availability of suitable real estate properties to acquire, and changes to regulations and laws. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life. Leasehold improvements are depreciated over shorter of the useful life or lease life. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

Real Estate Held for Investment

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and improvements: 39 years.) We continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment”. Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Real Estate Held for Sale

We may classify a real estate asset as held for sale. An asset is classified as held for sale after the approval of the Company’s management and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded.

A real estate asset held for sale will be stated separately on the balance sheet. Upon a decision to no longer market as an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated. A gain or loss on the sale of a property will be recorded in the statement of operations.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

Cost Capitalization

A variety of costs are incurred in the acquisition of a property such as costs of acquiring the property and related costs such as professional fees.  After determination is made to capitalize a cost, it is then allocated to components of the property.

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers”, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services.

Income Taxes

The Company will elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended.  The Company believes that it will qualify as a REIT. Under the REIT operating structure, the Company is permitted to deduct dividends paid to our members in determining our taxable income.  Assuming dividends equal or exceed taxable net income, the Company generally will not be required to pay federal corporate income taxes on such income.  The Company intends to pay dividends sufficient to avoid federal income taxes.  Depending on the location of owned properties a Series may incur state, local and franchise income taxes.

Concentration of Credit Risk

Subsequent to the balance sheet date, the Company maintains its cash with a bank located in the United States of America and believes it to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

Offering Costs

The Company will capitalize costs incurred related to its Offering and will offset the proceeds from the sale of equity. In the event the Offering is unsuccessful, such costs will be expensed. During the period, the Company expensed $0.  Manager and Holdings have agreed to pay and not be reimbursed for offering costs.  See Note 3.

COVID-19 Pandemic

The COVID-19 pandemic and the measures taken to limit its spread are negatively impacting the economy across many industries, possibly including the industries in which some of our future tenants may operate. These impacts may continue and increase in severity as the duration of the pandemic lengthens, which may, in turn, adversely impact the fair value estimates of commercial real estate and necessitate the recording of impairments.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3: RELATED PARTY TRANSACTIONS

Realy Holdings, Inc. (Holdings) together with its wholly-owned subsidiaries, RealyInvest, Inc. (RII), Realy Finance, LLC (Finance), and RealyInvest, LLC (Manager) provides administrative, financial and management services to the Company, Series and members.

RII will own and operate the RealyInvest Platform which includes a mobile app-based platform through which investors can invest in individual Series of the Company.  The sale of membership interests in any Series of the Company will be facilitated through the RealyInvest Platform.  RII nor any other party shall receive any fees or other compensation related to the sale of membership interests in Series of the Company. RII will charge users of the platform $2 per month. Premium subscriptions may be offered in the future.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3: RELATED PARTY TRANSACTIONS (CONTINUED)

Finance will provide advances under a credit facility secured by real estate to series of the Company.  The credit facility will bear interest at a rate equated to the yield rate on such real estate. Interest is payable monthly.  Proceeds from the offering of membership interests will be used to repay advances from the credit facility.  Any remaining balance owing on the credit facility can be converted to membership interests in the Series or carried as debt at the discretion of Finance.

Manager will provide administrative and property management services to the Company and its Series.

Manager and Holdings have agreed to pay and not be reimbursed for offering expenses and operating expenses incurred prior to the closing date of the purchase of a commercial real estate property by Series NNN-1.

NOTE 4: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation.

NOTE 5: MEMBER’S EQUITY

The Company’s Operating Agreement provides that members are associated with individual series. As of December 31, 2020, no membership interests have been issued.  As discussed in Note 1 the Company intends to form Series NNN-1 and offer membership interests in that series.  Holders of Series NNN-1 membership interests will enjoy beneficial ownership of only that series.  The Company may establish additional series and offer membership interests to raise funds.

The Company intends to pay monthly dividends to the members of each series.  The dividends to be paid to series members will be based on available net cash flow of each series.

REALYINVEST NNN, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6: SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after December 31, 2020, the balance sheet date through February 25, 2021, the issuance date of these financial statements.

There have been no other material events or transactions during this time which would have a material effect on the financial statements, other than what has been reported in the Company’s financial statements.

FORM 1-A

Regulation A Offering Statement

Part III- Exhibits

REALYINVEST NNN, LLC

3134 San Michele Dr.

Palm Beach Gardens, Florida

954-871-5475

www.realyinvest.com

EXHIBIT INDEX

Exhibit 3.1 –	Certificate of Formation for RealyInvest NNN, LLC *
Exhibit 3.2 –	Operating Agreement for RealyInvest NNN, LLC *
Exhibit 3.3 –	Certificate of Formation for RealyInvest, LLC *
Exhibit 3.4 –	Operating Agreement for RealyInvest, LLC *
Exhibit 3.5 –	Form of Series Designation *
Exhibit 4.1 –	Terms of Purchase *
Exhibit 6.1 –	Revolving Credit Agreement *
Exhibit 6.2 -	Mobile Application User Agreement *
Exhibit 6.3 -	Terms of Use and Privacy Policy *
Exhibit 6.4	Letter of Intent*
Exhibit 6.5	Purchase and Sale Agreement*
Exhibit 11.1 -	Consent of dbbMcKennon **
Exhibit 12.1 -	Consent of Carman Lehnhof Israelsen LLP **

* Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 24, 2021.

REALYINVEST NNN, LLC

REALYINVEST, LLC,

By: Realy Holdings, Inc., its managing member

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Chief Executive Officer

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Principal Financial Officer

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Principal Accounting Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

REALYINVEST, LLC		Managing Member	September 24, 2021

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Chief Executive Officer

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Principal Financial Officer

By:	/s/ Jeffrey S. Beebe
Name:	Jeffrey S. Beebe
Title:	Principal Accounting Officer